Exhibit 4.12

EXECUTION VERSION

AGREEMENT BETWEEN NOTEHOLDERS

Dated as of September 6, 2019

by and between

Societe Generale Financial Corporation
(Initial Note A-1A Holder)

Societe Generale Financial Corporation
(Initial Note A-1B Holder)

Societe Generale Financial Corporation
(Initial Note A-1C Holder)

Societe Generale Financial Corporation
(Initial Note A-1D Holder)

Societe Generale Financial Corporation
(Initial Note A-1E Holder)

Societe Generale Financial Corporation
(Initial Note A-1F Holder)

Societe Generale Financial Corporation
(Initial Note B Holder)

Presidential City

THIS AGREEMENT BETWEEN NOTEHOLDERS (“Agreement”), dated as of September 6, 2019, by and between SOCIETE GENERALE FINANCIAL CORPORATION (“SGFC”), as initial owner of the Note A-1A (in such capacity, the “Initial Note A-1A Holder”) and as initial agent (in such capacity, the “Initial Agent”), SOCIETE GENERALE FINANCIAL CORPORATION, as initial owner of Note A-1B (in such capacity, the “Initial Note A-1B Holder”), SOCIETE GENERALE FINANCIAL CORPORATION, as initial owner of Note A-1C (in such capacity, the “Initial Note A-1C Holder”), SOCIETE GENERALE FINANCIAL CORPORATION, as initial owner of Note A-1D (in such capacity, the “Initial Note A-1D Holder”), SOCIETE GENERALE FINANCIAL CORPORATION, as initial owner of Note A-1E (in such capacity, the “Initial Note A-1E Holder”), SOCIETE GENERALE FINANCIAL CORPORATION, as initial owner of Note A-1F (in such capacity, the “Initial Note A-1F Holder”, and together with the Initial Note A-1A Holder, the Initial Note A-1B Holder, the Initial Note A-1C Holder, the Initial Note A-1D Holder and the Initial Note A-1F Holder, the “Initial Note A-1 Holders”), and SOCIETE GENERALE FINANCIAL CORPORATION, as initial owner of Note B (in such capacity the “Initial Note B Holder” and, together with the Initial Note A-1 Holders, the “Initial Noteholders”).

W I T N E S S E T H:

WHEREAS, pursuant to the Mortgage Loan Agreement (as defined herein), SGFC originated a certain loan (the “Mortgage Loan”) described on the schedule attached hereto as Exhibit A (the “Mortgage Loan Schedule”) to the mortgage loan borrower described on the Mortgage Loan Schedule (the “Mortgage Loan Borrower”), which is evidenced by the following seven (7) notes in the aggregate amount of $217,600,000, secured by a first mortgage on one or more parcels of real property located as described on the Mortgage Loan Schedule (the “Mortgaged Property”), dated September 6, 2019:

(i)            Promissory Note A-1A in the principal amount of $57,000,000 (“Note A-1A”),

(ii)            Promissory Note A-1B in the principal amount of $25,000,000 (“Note A-1B”),

(iii)            Promissory Note A-1C in the principal amount of $15,000,000 (“Note A-1C”),

(iv)            Promissory Note A-1D in the principal amount of $10,000,000 (“Note A-1D”),

(v)            Promissory Note A-1E in the principal amount of $5,000,000 (“Note A-1E”),

(vi)            Promissory Note A-1F in the principal amount of $5,000,000 (“Note A-1F”), and

(vii)            Promissory Note B in the principal amount of $100,600,000 (“Note B”);

WHEREAS, SGFC intends to sell, transfer and assign all of its right, title and interest in and to Note A-1A and Note B to SGFC Commercial Mortgage Securities, LLC (“SGCMS”), as depositor, pursuant to a Loan Purchase Agreement to be dated as of October 15, 2019, by and between SGCMS, as purchaser, and SGFC, as seller, and SGCMS intends to transfer its right, title and interest in and to Note A-1A and Note B to Wells Fargo Bank,

National Association, as trustee for the SG Commercial Mortgage Securities Trust 2019-PREZ, Commercial Mortgage Pass-Through Certificates, Series 2019-PREZ under a trust and servicing agreement (the “SGCMS 2019-PREZ TSA”), dated as of September 6, 2019, among SGCMS, as depositor, KeyBank National Association, as servicer, AEGON USA Realty Advisors, LLC, as special servicer, Wells Fargo Bank, National Association, as trustee, as certificate administrator and as custodian;

WHEREAS, SGFC intends, but is not bound, to sell, transfer and assign all or a portion of its right, title and interest in and to Note A-1B, Note A-1C, Note A-1D, Note A-1E and Note A-1F to one or more depositors who will in turn transfer the same to one or more trusts as part of the securitization of one or more mortgage loans;

WHEREAS, each Initial Noteholder desires to enter into this Agreement to memorialize the terms under which it will hold the Notes;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto mutually agree as follows:

Section 1.                Definitions. References to a “Section” or the “recitals” are, unless otherwise specified, to a Section or the recitals of this Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Servicing Agreement. Whenever used in this Agreement, the following terms shall have the respective meanings set forth below unless the context clearly requires otherwise.

“Acceptable Insurance Default” shall have the meaning assigned to such term in the Servicing Agreement.

“Accepted Servicing Practices” shall have the meaning assigned to such term in the Servicing Agreement.

“Additional Servicing Expenses” shall mean (a) all Property Protection Advances, fees and/or expenses incurred by and reimbursable to any Servicer or Trustee pursuant to the Servicing Agreement, and (b) all interest accrued on Advances made by (x) any Servicer or Trustee in accordance with the terms of the Servicing Agreement or (y) any Non-Lead Servicer or Non-Lead Trustee in accordance with the terms of the related Non-Lead Servicing Agreement; provided that the aggregate special servicing administration fee (which fee is payable solely during the period that the Mortgage Loan is a Specially Serviced Mortgage Loan) shall not exceed an amount equal to 0.25% per annum of the outstanding principal balance of the Mortgage Loan, the special servicing liquidation fee (or equivalent) shall not exceed 0.5% of the collections made with respect to the Mortgage Loan or any sums received from proceeds from the disposition of the Mortgaged Property or the Mortgage Loan, as the case may be, and the special servicing workout fee (or equivalent) shall not exceed 0.5% of the collections made with respect to the Mortgage Loan while the Mortgage Loan is a performing or “corrected” loan (or such other analogous term pursuant to the Servicing Agreement), all subject to adjustments and caps as set forth in the Servicing Agreement.

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“Administrative Advance” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Advance Interest Amount” shall mean interest payable on Advances, as specified in the Servicing Agreement or Non-Lead Servicing Agreement, as applicable.

“Advance Interest Rate” shall have the meaning assigned to the term “Advance Rate” or such other analogous term used in the Servicing Agreement.

“Advances” shall have the meaning assigned to such term in the Servicing Agreement or a Non-Lead Servicing Agreement, as applicable, or such other analogous term used in the Servicing Agreement or a Non-Lead Servicing Agreement, as applicable.

“Affiliate” shall mean with respect to any specified Person (i) any other Person that Controls, Controlling or is Controlled by or under common Control with such specified Person (each a “Common Control Party”), (ii) any other Person owning, directly or indirectly, ten percent (10%) or more of the beneficial interests in such Person or (iii) any other Person in which such Person or a Common Control Party owns, directly or indirectly, ten percent (10%) or more of the beneficial interests.

“Agent” shall mean the Initial Agent or such Person to whom the Initial Agent shall delegate its duties hereunder, and from and after the Securitization Date shall mean the Certificate Administrator, if any, and if there is no Certificate Administrator, the Trustee.

“Agent Office” shall mean the designated office of the Agent, which office initially shall be the office of the Initial Note A-1A Holder listed on Exhibit B hereto and, after the Securitization Date, shall be the offices of the Certificate Administrator. The Agent Office is the address to which notices to and correspondence with the Agent should be directed. The Agent may change the address of its designated office by notice to the Noteholders.

“Agreement” shall mean this Agreement between Noteholders, the exhibits and schedule hereto and all amendments hereof and supplements hereto.

“Appraisal” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Appraisal Reduction Amount” shall have the meaning assigned to the term “Appraisal Reduction Amount” or such other analogous term used in the Servicing Agreement.

“Approved Servicer” shall have the meaning assigned to such term in the definition of “Qualified Institutional Lender.”

“Asset Representations Reviewer” shall have the meaning assigned to such term in the Servicing Agreement, as applicable.

“Asset Status Report” shall have the meaning assigned to such term in the Servicing Agreement.

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“Balloon Payment” shall have the meaning assigned to such term in the Servicing Agreement.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as amended from time to time, any successor statute or rule promulgated thereto.

“Business Day” shall have the meaning assigned to such term in the Servicing Agreement or Non-Lead Servicing Agreement, as applicable.

“Certificate Administrator” shall mean the certificate administrator under the Servicing Agreement, if any.

“CLO Asset Manager” with respect to any Securitization Vehicle which is a CLO, shall mean the entity which is responsible for managing or administering a Note as an underlying asset of such Securitization Vehicle or, if applicable, as an asset of any Intervening Trust Vehicle (including, without limitation, the right to exercise any consent and control rights available to the holder of such Note).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collection Account” shall have the meaning assigned to such term (or equivalent term) in the Servicing Agreement.

“Companion Distribution Account” shall have the meaning assigned to such term (or equivalent term) in the Servicing Agreement.

“Condemnation Proceeds” shall have the meaning assigned to such term or any one or more analogous terms in the Servicing Agreement.

“Conduit” shall have the meaning assigned to such term in Section 19(f).

“Conduit Credit Enhancer” shall have the meaning assigned to such term in Section 19(f).

“Conduit Inventory Loan” shall have the meaning assigned to such term in Section 19(f).

“Control” shall mean the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity or the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise. “Controlled” and “Controls” have meanings correlative thereto.

“Controlling Class Representative” shall have the meaning assigned to the term “Directing Holder” in the Servicing Agreement.

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“Controlling Noteholder” shall mean as of the Closing Date, the Note B Holder, and thereafter, as of any date of determination, if a Note B Control Appraisal Period has occurred and is continuing, the Note A-1A Holder.

At any time that a Note is included in a Securitization and the holder of such Note is the “Controlling Noteholder” pursuant to this definition, the rights of the “Controlling Noteholder” herein may be exercised by the holders of the majority of the class of securities issued in such Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Noteholder” hereunder, as and to the extent provided in the applicable Servicing Agreement.

If at any time 50% or more of Note A-1A or Note B is held by (or the majority “controlling class” holder or other party assigned the rights to exercise the rights of the Controlling Noteholder (as described above) is) the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party, the Note A-1A Holder or Note B Holder or such other party, as applicable, shall not be entitled to exercise any rights of the Controlling Noteholder and neither the Note A-1A Holder (so long as a Note B Control Appraisal Period has occurred and is continuing), the Note B Holder nor any other person shall be entitled to exercise the rights of the Controlling Noteholder (and if Note A-1A or Note B is included in a Securitization, the applicable Pooling and Servicing Agreement shall contain limitations on the rights of the Controlling Noteholder that can be exercised by a certificateholder that is the Mortgage Loan Borrower or has certain relationships with the Mortgage Loan Borrower).

“Controlling Noteholder Representative” shall have the meaning assigned to such term in Section 6(a).

“CREFC® Investor Reporting Package” shall have the meaning assigned to such term or an analogous term in the Servicing Agreement.

“DBRS” shall mean DBRS, Inc., and its successors-in-interest.

“Default Interest” shall mean interest on the Mortgage Loan at a rate per annum equal to the Note Default Interest Spread.

“Defaulted Mortgage Loan Purchase Price” shall mean, if the Mortgage Loan has been converted into a Foreclosed Property, the sum, without duplication, of the following amounts:

(a)    the Principal Balance of each Senior Note;

(b)   accrued and unpaid interest thereon at the applicable Note Rate, from the date as to which interest was last paid in full by Mortgage Loan Borrower up to and including the end of the interest accrual period relating to the Monthly Payment Date next following the date the purchase occurred;

(c)    any other amounts due under the Mortgage Loan, other than Prepayment Premiums, default interest, late fees, exit fees and any other similar fees, provided that if the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party is the

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purchaser, the Defaulted Mortgage Loan Purchase Price shall include Prepayment Premiums, default interest, late fees, exit fees and any other similar fees;

(d)   without duplication of amounts under clause (c), any unreimbursed Property Protection Advances or Administrative Advances and any expenses incurred in enforcing the Mortgage Loan Documents (including, without limitation, Property Protection Advances or Administrative Advances payable or reimbursable to any Servicer, and earned and unreimbursed special servicing fees);

(e)    without duplication of amounts under clause (c), any accrued and unpaid Advance Interest Amount;

(f)    any amounts payable in respect of the Mortgage Loan to the Asset Representations Reviewer;

(g)   if the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party is the purchaser, any liquidation or workout fees payable under the Servicing Agreement with respect to the Mortgage Loan; and

(h)   any Recovered Costs not reimbursed previously to any Senior Note pursuant to this Agreement.

If the Mortgage Loan is converted into a Foreclosed Property, for purposes of determining the Defaulted Mortgage Loan Purchase Price, interest will be deemed to continue to accrue on the Senior Notes at the applicable Note Rate, as if the Mortgage Loan were not so converted.

“Depositor” shall mean the depositor for the Lead Securitization.

“Event of Default” shall mean, with respect to the Mortgage Loan, an “Event of Default” as defined in the Mortgage Loan Documents.

“Fitch” shall mean Fitch Ratings, Inc., and its successors-in-interest.

“Foreclosed Property” shall have the meaning assigned to such term in the Servicing Agreement.

“Guarantor” shall have the meaning assigned to such term in the Mortgage Loan Documents.

“Indemnified Items” shall mean, collectively, any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of the Mortgage Loan and the Mortgaged Property (or, with respect to the Operating Advisor, incurred in connection with the provision of services for the Mortgage Loan) under the Servicing Agreement.

“Indemnified Parties” shall mean, collectively, (i) (as and to the same extent the Lead Securitization Trust is required to indemnify each of the following parties in respect of the

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Mortgage Loan pursuant to the terms of the Servicing Agreement) each of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor, the Asset Representations Reviewer and the Depositor (and any director, officer, employee or agent of any of the foregoing, to the extent such parties are identified as indemnified parties in the Lead Securitization Servicing Agreement in respect of the Mortgage Loan) and (ii) the Lead Securitization Trust.

“Initial Agent” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-1 Holders” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-1A Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-1B Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-1C Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-1D Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-1E Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-1F Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note B Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Noteholders” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Senior Noteholders” shall mean the Initial A-1 Holders.

“Insolvency Proceeding” shall mean any proceeding under Title 11 of the United States Code (11 U.S.C. Sec. 101 et seq.) or any other insolvency, liquidation, reorganization or other similar proceeding concerning the Mortgage Loan Borrower, any action for the dissolution of the Mortgage Loan Borrower, any proceeding (judicial or otherwise) concerning the application of the assets of the Mortgage Loan Borrower for the benefit of its creditors, the appointment of or any proceeding seeking the appointment of a trustee, receiver or other similar custodian for all or any substantial part of the assets of the Mortgage Loan Borrower or any other action concerning the adjustment of the debts of the Mortgage Loan Borrower, the cessation of business by the Mortgage Loan Borrower, except following a sale, transfer or other disposition

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of all or substantially all of the assets of the Mortgage Loan Borrower in a transaction permitted under the Mortgage Loan Documents; provided, however, that following any such permitted transaction affecting the title to the Mortgaged Property, the Mortgage Loan Borrower for purposes of this Agreement shall be defined to mean the successor owner of the Mortgaged Property from time to time as may be permitted pursuant to the Mortgage Loan Documents; provided, further, however, that for the purposes of this definition, in the event that more than one entity comprises the Mortgage Loan Borrower, the term “Mortgage Loan Borrower” shall collectively refer to any such entity or entities.

“Insurance Proceeds” shall have the meaning assigned to such term or any one or more analogous terms in the Servicing Agreement.

“Interim Servicing Agreement” shall mean that certain interim servicing agreement to be negotiated in good faith between the parties hereto after the date hereof. Until such time as the parties hereto execute an Interim Servicing Agreement, the Noteholders shall cause the Mortgage Loan to be serviced by Societe Generale Financial Corporation, who shall cause Wells Fargo Bank, N.A. to subservice the Mortgage Loan in accordance with this Agreement and the customary and usual servicing practices of originators of commercial mortgage loans intended to be securitized. The Servicing Fee Rate under the Interim Servicing Agreement will be one (1) basis point per annum, paid monthly based on the outstanding principal balance of the Notes and calculated on the same basis as interest on the Mortgage Loan.

“Intervening Trust Vehicle” with respect to any Securitization Vehicle that is a CLO, shall mean a trust vehicle or entity that holds any Note as collateral securing (in whole or in part) any obligation or security held by such Securitization Vehicle as collateral for the CLO.

“KBRA” shall mean Kroll Bond Rating Agency, Inc. and its successors-in-interest.

“Lead Securitization” shall mean (a) during the period from and after the Securitization Date and prior to the SGCMS 2019-PREZ Securitization Date, the Securitization of the first Note or portion thereof and (b) on and after the SGCMS 2019-PREZ Securitization Date, the SGCMS 2019-PREZ Securitization.

“Lead Securitization Note” shall mean (a) during the period from and after the Securitization Date and prior to the SGCMS 2019-PREZ Securitization Date, the related first Note or portion thereof contributed to a Securitization, and (b) on and after the SGCMS 2019-PREZ Securitization Date, Note A-1A, except that for so long as Note A-1A and Note B are included in the SGCMS 2019-PREZ Securitization, Lead Securitization Note shall mean, collectively, Note A-1A and Note B.

“Lead Securitization Noteholder” shall mean the holder of the Lead Securitization Note.

“Lead Securitization Servicing Agreement” shall mean the Pooling and Servicing Agreement to be entered into in connection with the Securitization of the Lead Securitization Note.

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“Lead Securitization Trust” shall mean the Securitization Trust created in connection with the Lead Securitization.

“Lender” shall have the meaning assigned to such term in the Mortgage Loan Agreement.

“Liquidation Proceeds” shall have the meaning assigned to such term in the Servicing Agreement.

“Major Decisions” shall have the meaning given to such term or one or more analogous terms in the Servicing Agreement; provided that at any time none of the Notes are included in a Securitization, “Major Decision” shall mean any of the following:

(i)                 any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of a Foreclosed Property) of the ownership of the Mortgaged Property;

(ii)               any modification, consent to a modification or waiver of any monetary term (other than late fees and Default Interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of the Mortgage Loan or any extension of the original maturity date of the Mortgage Loan, other than as permitted pursuant to the terms of the Mortgage Loan;

(iii)             any sale of the Foreclosed Property for less than the Defaulted Mortgage Loan Purchase Price;

(iv)             any determination to bring the Mortgaged Property or the Foreclosed Property into compliance with applicable environmental laws or to otherwise address hazardous material located at the Foreclosed Property;

(v)               any release of collateral or any acceptance of substitute collateral for the Mortgage Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan and for which there is no material lender discretion;

(vi)             any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to the Mortgage Loan or any consent to such a waiver or consent to a transfer of all or any portion of the Mortgaged Property or interests in the Mortgage Loan Borrower other than for which there is no material lender discretion;

(vii)           any incurrence of additional debt (including any PACE Loan (as defined in the Mortgage Loan Agreement)) by the Mortgage Loan Borrower or any mezzanine financing (or issuance of preferred equity that is substantially equivalent to a mezzanine loan) by any beneficial owner of the Mortgage Loan Borrower other than pursuant to the specific terms of the Mortgage Loan and for which there is no material lender discretion;

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(viii)         any changes to a property manager with respect to the Mortgage Loan for which the lender is required to consent or approve under the Mortgage Loan Documents);

(ix)             releases of any escrow accounts, reserve funds or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the Mortgage Loan and for which there is no material lender discretion;

(x)               any acceptance of an assumption agreement or any other agreement releasing the Mortgage Loan Borrower, the Guarantor or other obligor from liability under the Mortgage Loan or the Mortgage Loan Documents other than pursuant to the specific terms of the Mortgage Loan and for which there is no material lender discretion;

(xi)             any determination of an Acceptable Insurance Default;

(xii)           any material modification, waiver or amendment of this Agreement or an intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender or subordinate debt holder (or holder of preferred equity that is substantially equivalent to a mezzanine loan) related to the Mortgage Loan, or any action to enforce rights (or decision not to enforce rights) with respect to (i) this Agreement, other than splitting the Notes in accordance with this Agreement, or (ii) such agreements and/or the exercise of rights and powers granted under a mezzanine intercreditor agreement, co-lender agreement, participation agreement or similar agreement to the lender to the extent such rights or powers affect the priority of payment, consent rights or security interest with respect to the Mortgage Loan, to the extent the Controlling Noteholder, the Controlling Noteholder Representative or any affiliate of the foregoing does not own any interest (whether legally, beneficially or otherwise) in such mezzanine loan;

(xiii)         any approval of any Material Lease (as defined in the Mortgage Loan Agreement);

(xiv)         [Reserved]

(xv)           following an Event of Default, any exercise of material remedies, including the acceleration of the Mortgage Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan Documents;

(xvi)         the execution, renewal, extension, modification or termination of any Material Lease, to the extent lender approval is required under the Mortgage Loan Documents;

(xvii)       any adoption of a budget submitted by the Mortgage Loan Borrower during the continuance of a Cash Management Period (as defined in the

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Mortgage Loan Agreement), to the extent lender approval is required under the Mortgage Loan Documents;

(xviii)     voting (including the refraining from voting) on any plan of reorganization, restructuring or similar plan in the bankruptcy of the Mortgage Loan Borrower; or

(xix)         any approval or adoption of any material alteration at the Mortgaged Property, to the extent lender approval is required under the Mortgage Loan Documents.

“Master Servicer” shall have the meaning assigned to such term or the term “Servicer”, as applicable, in the Servicing Agreement.

“Master Servicer Remittance Date” shall mean:

(a)    with respect to Note A-1A and Note B, the “Remittance Date” (or analogous term) as defined in the Servicing Agreement; and

(b)   with respect to each Non-Lead Securitization Note, the earlier of (a) the “Remittance Date” (or analogous term) as defined in the Servicing Agreement or (b) the first Business Day after the “determination date,” as such term or a similar term is defined in the applicable Pooling and Servicing Agreement, provided, however, that no remittance is required to be made until two (2) Business Days after receipt of the scheduled monthly payment with respect to the Mortgage Loan.

“Mezzanine Loans” shall mean the “Current Junior Mezzanine Loan” and the “Current Senior Mezzanine Loan,” each as defined in the Mortgage Loan Agreement.

“Monthly Payment” shall mean have the meaning assigned to such term in the Servicing Agreement.

“Monthly Payment Date” shall mean the Payment Date (as defined in the Mortgage Loan Documents).

“Moody’s” shall mean Moody’s Investors Service, Inc., and its successors-in-interest.

“Morningstar” shall mean Morningstar Credit Ratings, LLC, and its successors-in-interest.

“Mortgage” shall have the meaning assigned to such term in the recitals.

“Mortgaged Property” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan” shall have the meaning assigned to such term in the recitals.

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“Mortgage Loan Agreement” shall mean the Loan Agreement, dated as of September 6, 2019, between the Mortgage Loan Borrower and SGFC, as the same may be amended, restated, renewed, extended, modified or supplemented from time to time, subject to the terms hereof.

“Mortgage Loan Borrower” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Borrower Related Party” shall have the meaning assigned to such term in Section 18.

“Mortgage Loan Documents” shall mean, with respect to the Mortgage Loan, the Mortgage Loan Agreement, the Mortgage, the Note(s) and all other documents now or hereafter evidencing and securing the Mortgage Loan.

“Mortgage Loan Rate” shall mean, as of any date of determination, the weighted average of the Note Rates of each of the Notes.

“Mortgage Loan Schedule” shall mean the Schedule attached hereto as Exhibit A.

“Net Note Rate” shall mean, with respect to each Note, the applicable Note Rate minus the Servicing Fee Rate.

“New Notes” shall have the meaning assigned to such term in Section 40.

“Non-Controlling Note” shall mean each of Note A-1A, Note A-1B, Note A-1C, Note A-1D, Note A-1E and Note A-1F, or any New Note(s) issued in respect thereof; provided that any such Note shall be excluded from this definition for so long as the related Noteholder is the Controlling Noteholder.

“Non-Controlling Noteholder” means each holder of a Non-Controlling Note; provided that, at any time a Non-Controlling Note is included in a Securitization, the consultation and other rights of a “Non-Controlling Noteholder” herein may be exercised by the Non-Lead Securitization Controlling Class Representative under the related Non-Lead Securitization Servicing Agreement or any other party assigned the rights to exercise the rights of a Non-Controlling Noteholder pursuant to the related Non-Lead Servicing Agreement and as to the identity of which the Master Servicer and the Special Servicer has been given written notice; provided, further, that for so long as a Non-Controlling Note is held by (or the majority “controlling class” holder or other party assigned the right to exercise the rights of such Non-Controlling Noteholder (as described above) is) the Mortgage Loan Borrower or an Affiliate of the Mortgage Loan Borrower, such Non-Controlling Note (and such party assigned the right to exercise the rights of such Non-Controlling Noteholder as described above) shall not be entitled to exercise any right of such Non-Controlling Noteholder, and there shall be deemed to be no Non-Controlling Noteholder hereunder with respect to such Non-Controlling Note.

“Non-Exempt Person” shall mean any Person other than a Person who is either (i) a U.S. Person or (ii) has on file with the Agent for the relevant year such duly-executed form(s) or statement(s) which may, from time to time, be prescribed by law and which, pursuant

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to applicable provisions of (A) any income tax treaty between the United States and the country of residence of such Person, (B) the Code or (C) any applicable rules or regulations in effect under clauses (A) or (B) above, permit the Servicer on behalf of the Noteholders to make such payments free of any obligation or liability for withholding.

“Non-Lead Depositor” shall mean the “depositor” under a Non-Lead Servicing Agreement.

“Non-Lead Master Servicer” shall mean the “master servicer” under any Non-Lead Servicing Agreement.

“Non-Lead Securitization Controlling Class Representative” shall mean the holders of the majority of the class of securities issued in the Securitization of a Non-Lead Securitization Note designated as the “controlling class” pursuant to the related Non-Lead Servicing Agreement or their duly appointed representative; provided that if any such majority “controlling class” holder or representative is the Mortgage Loan Borrower or an Affiliate of the Mortgage Loan Borrower, no person shall be entitled to exercise the rights of such Non-Lead Securitization Controlling Class Representative.

“Non-Lead Securitization Note” shall mean each Note A-1 that is not included in the Lead Securitization.

“Non-Lead Securitization Noteholder” shall mean any holder of a Non-Lead Securitization Note.

“Non-Lead Securitization Trust” shall mean the Securitization Trust into which a Non-Lead Securitization Note is deposited.

“Non-Lead Servicer” shall mean the Non-Lead Master Servicer or Non-Lead Special Servicer, as applicable.

“Non-Lead Servicing Agreement” shall mean the Pooling and Servicing Agreement entered into in connection with the Securitization of a Non-Lead Securitization Note.

“Non-Lead Special Servicer” shall mean the “special servicer” under any Non-Lead Servicing Agreement.

“Non-Lead Trustee” shall mean the “trustee” under any Non-Lead Servicing Agreement.

“Nonrecoverable Administrative Advance” shall mean any Administrative Advance that is determined to be a Nonrecoverable Advance (as defined in the Servicing Agreement) in accordance with the Servicing Agreement.

“Nonrecoverable Property Protection Advance” shall mean any Property Protection Advance that is determined to be a Nonrecoverable Advance (as defined in the Servicing Agreement) in accordance with the Servicing Agreement.

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“Note” shall mean any of Note A-1A, Note A-1B, Note A-1C, Note A-1D, Note A-1E, Note A-1F and Note B, and any New Note issued in respect thereof, as applicable.

“Note A-1” shall mean each of Note A-1A, Note A-1B, Note A-1C, Note A-1D, Note A-1E and Note A-1F or any New Note issued in connection with the resizing of any such Note that is pari passu with each existing Note A-1 individually and/or collectively as the context may require.

“Note A-1 Holder” shall mean, collectively, the Initial Note A-1 Holders or any subsequent holder of any Note A-1, as applicable.

“Note A-1A” shall have the meaning assigned to such term in the recitals.

“Note A-1A Holder” shall mean the Initial Note A-1A Holder, or any subsequent holder of Note A-1A, together with its successors and assigns.

“Note A-1B” shall have the meaning assigned to such term in the recitals.

“Note A-1B Holder” shall mean the Initial Note A-1B Holder, or any subsequent holder of Note A-1B, together with its successors and assigns.

“Note A-1C” shall have the meaning assigned to such term in the recitals.

“Note A-1C Holder” shall mean the Initial Note A-1C Holder, or any subsequent holder of Note A-1C, together with its successors and assigns.

“Note A-1D” shall have the meaning assigned to such term in the recitals.

“Note A-1D Holder” shall mean the Initial Note A-1D Holder, or any subsequent holder of Note A-1D, together with its successors and assigns.

“Note A-1E” shall have the meaning assigned to such term in the recitals.

“Note A-1E Holder” shall mean the Initial Note A-1E Holder, or any subsequent holder of Note A-1E, together with its successors and assigns.

“Note A-1F” shall have the meaning assigned to such term in the recitals.

“Note A-1F Holder” shall mean the Initial Note A-1F Holder, or any subsequent holder of Note A-1F, together with its successors and assigns.

“Note B” shall have the meaning assigned to such term in the recitals.

“Note B Control Appraisal Period” means any period, with respect to the Mortgage Loan, if and for so long as:

(A)	(I) (1) the initial Principal Balance of Note B minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, Note B after the

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date of creation of Note B, (y) any Appraisal Reduction Amount for the Mortgage Loan that is allocated to Note B and (z) any losses realized with respect to any Mortgaged Property or the Mortgage Loan that are allocated to Note B, is less than

(II)	twenty-five percent (25%) of the remainder of the (i) initial Principal Balance of Note B less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Note B Holder on Note B after the date of creation of Note B; or
(b)	any interest in the such Note is held by the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party, or the Mortgage Loan Borrower or Mortgage Loan Borrower Related Party would otherwise be entitled to exercise the rights of the Note B Holder as the Controlling Noteholder.

“Note B Holder” shall mean the Initial Note B Holder, and its successors-in-interest, or any subsequent holder of Note B.

“Note Default Interest Spread” shall mean a rate per annum equal to the lesser of (i) the rate that, when added to the weighted average of the Note Rates equals the maximum rate permitted by applicable law, or (ii) five percent (5%).

“Note Pledgee” shall have the meaning assigned to such term in Section 19(e).

“Note Rate” shall mean, with respect to each Note, the Note Rate set forth on the Mortgage Loan Schedule with respect to such Note.

“Note Register” shall have the meaning assigned to such term in Section 21.

“Noteholder” shall mean, collectively, the Initial Noteholders or any subsequent holder of the Notes.

“Operating Advisor” shall have the meaning assigned to such term in the Servicing Agreement, as applicable.

“P&I Advance” shall mean an advance made by (a) a party to the Servicing Agreement in respect of a delinquent monthly debt service payment on the Lead Securitization Note or (b) a party to any Non-Lead Servicing Agreement in respect of a delinquent monthly debt service payment on the related Non-Lead Securitization Note.

“Penalty Charges” shall mean any amounts actually collected on the Mortgage Loan from the Mortgage Loan Borrower that represent default charges, penalty charges, late fees and/or Default Interest, and excluding any Prepayment Premium.

“Percentage Interest” shall mean, with respect to each Noteholder, a fraction, expressed as a percentage, the numerator of which is the Principal Balance of the Note held by such Noteholder and the denominator of which is the sum of the Principal Balances of all the Notes.

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“Permitted Fund Manager” shall mean any Person that on the date of determination is (i) one of the entities on Exhibit C attached hereto and made a part hereof or any other nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund with committed capital of at least $100,000,000 and (iii) not subject to a proceeding relating to the bankruptcy, insolvency, reorganization or relief of debtors.

“Person” shall have the meaning assigned to such term in the Servicing Agreement.

“Pledge” shall have the meaning assigned to such term in Section 19(e).

“Pooling and Servicing Agreement” shall mean a “pooling and servicing agreement”, “trust and servicing agreement” or similar agreement entered into in connection with a Securitization of a Note.

“Prepayment Premium” shall mean, with respect to the Mortgage Loan, any prepayment premium, spread maintenance premium, yield maintenance premium or similar fee required to be paid in connection with a prepayment of the Mortgage Loan pursuant to the Mortgage Loan Documents, including any exit fee.

“Principal Balance” shall mean, with respect to each Note, at any time of determination, the principal balance of such Note, as set forth on the Mortgage Loan Schedule, less any payments of principal thereon (or any New Notes issued in substitution thereof) received by the related Noteholder (or any holders of New Notes in substitution thereof) or reductions in such amount pursuant to Section 3, 4 or 5, as applicable.

“Pro Rata and Pari Passu Basis” shall mean with respect to each Note A-1 and the Note A-1 Holders, the allocation of any particular payment, collection, cost, expense, liability or other amount between such Notes or such Noteholders, as the case may be, without any priority of any such Note or any such Noteholder over another such Note or Noteholder, as the case may be, and in any event such that each Note or Noteholder, as the case may be, is allocated its respective Percentage Interest of such particular payment, collection, cost, expense, liability or other amount.

“Property Protection Advance” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Qualified Institutional Lender” shall mean each of the Initial Noteholders and any other Person that is:

(a)                an entity Controlled by, under common Control with or Controlling any of the Initial Senior Noteholders or the Initial Note B Holder or their respective Affiliates; or

(b)               one or more of the following:

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(i)            an insurance company, bank, savings and loan association, investment bank, trust company, commercial credit corporation, pension plan, pension fund, pension fund advisory firm, mutual fund, real estate investment trust, governmental entity or plan;

(ii)            an investment company, money management firm or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended;

(iii)            a Qualified Trustee (or in the case of a CLO, a single purpose bankruptcy remote entity which contemporaneously assigns or pledges its Note, or a participation interest therein (or any portion thereof) to a Qualified Trustee) in connection with (a) a securitization of, (b) the creation of collateralized loan obligations (“CLO”) secured by, or (c) a financing through an “owner trust” of, any or all of a Note (any of the foregoing, a “Securitization Vehicle”), provided that (1) one or more classes of securities issued by such Securitization Vehicle is initially rated at least investment grade by each of the Rating Agencies that assigned a rating to one or more classes of securities issued in connection with such securitization; (2) the special servicer of such Securitization Vehicle has a Required Special Servicer Rating (such entity, an “Approved Servicer”) and such Approved Servicer is required to service and administer such Note in accordance with servicing arrangements for the assets held by the Securitization Vehicle which require that such Approved Servicer act in accordance with a servicing standard notwithstanding any contrary direction or instruction from any other Person; or (3) in the case of a Securitization Vehicle that is a CLO, the CLO Asset Manager and, if applicable, each Intervening Trust Vehicle that is not administered and managed by a CLO Asset Manager which is a Qualified Institutional Lender, are each a Qualified Institutional Lender under clauses (i), (ii), (iii), (iv) or (v) of this definition;

(iv)            an investment fund, limited liability company, limited partnership or general partnership having capital and/or capital commitments of at least $200,000,000, in which (A) any Noteholder, as applicable, (B) a person that is otherwise a Qualified Institutional Lender under clause (i), (ii) or (v) (with respect to an institution substantially similar to the entities referred to in clause (i) or (ii) above) or clause (c) below (with respect to an entity Controlled by an entity referred to in clause (i), (ii) or (v) (with respect to an institution substantially similar to the entities referred to in clause (i) or (ii) above)), or (C) a Permitted Fund Manager, acts as a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such investment vehicle and provided that at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Institutional Lenders (without regard to the capital surplus/equity and total asset requirements set forth below in the definition);

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(v)            an institution substantially similar to any of the foregoing; or

(vi)            a private real estate fund investment trust established and authorized under the laws of Korea (an “Acquiring Korean Trust”), so long (x) the beneficiaries of, and owners of not less than 51% of the equity interest in the Acquiring Korean Trust are, directly or indirectly, Persons that are otherwise Qualified Institutional Lenders and satisfy the capital surplus/equity and total asset requirements set for the below; and

in the case of any entity referred to in clause (b)(i), (ii), (iii)(a), (iv)(B) or (v) of this definition, (x) such entity has at least $200,000,000 in capital/statutory surplus or shareholders’ equity (except with respect to a pension advisory firm or similar fiduciary) and at least $600,000,000 in total assets (in name or under management), and (y) is regularly engaged in the business of making or owning commercial real estate loans (or interests therein) similar to the Mortgage Loan or mezzanine loans with respect to commercial real estate or owning or operating commercial real estate properties; provided that, in the case of the entity described in clause (iv)(B) above, the requirements of this clause (y) may be satisfied by a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such entity; or

(c)                any entity Controlled by any of the entities described in clause (b) above or approved by the Rating Agencies hereunder as a Qualified Institutional Lender for purposes of this Agreement, or as to which the Rating Agencies have stated they would not review such entity in connection with the subject transfer.

Notwithstanding anything in this definition of “Qualified Institutional Lender” to the contrary, any entity meeting the definition of “Qualified Transferee” as contained in any intercreditor agreement entered into between the Noteholders and the holders of the Mezzanine Loans, shall be deemed to be a Qualified Institutional Lender for all purposes of this Agreement.

“Qualified Trustee” means (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation or (iii) an institution whose long-term senior unsecured debt is rated either of the then in effect top two rating categories of each of the applicable Rating Agencies.

“Rating Agencies” shall mean DBRS, Fitch, KBRA, Moody’s, Morningstar and S&P and their respective successors-in-interest or, if any of such entities shall for any reason no longer perform the functions of a securities rating agency, any other nationally recognized statistical rating agency reasonably designated by any Noteholder to rate the securities issued in connection with the Securitization of the related Note; provided, however, that, at any time during which any Note is an asset of a Securitization, “Rating Agencies” or “Rating Agency” shall mean only those rating agencies that are engaged from time to time to rate the securities issued in connection with the Securitization(s) of such Notes.

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“Rating Agency Confirmation” shall have the meaning given thereto or any analogous term in the Servicing Agreement or Non-Lead Securitization Agreement, as applicable, including any deemed or waived Rating Agency Confirmation.

“Recovered Costs” shall mean any amounts referred to in clauses (d) and/or (e) of the definition of “Defaulted Mortgage Loan Purchase Price” that, at the time of determination, had been previously paid or reimbursed to any Servicer from sources other than collections on or in respect of the Mortgage Loan or the Mortgaged Property.

“Redirection Notice” shall have the meaning assigned to such term in Section 19(e).

“Regulation AB” shall mean Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100 – 229.1125, as such rules may be amended and are in effect from time to time, but only to the extent compliance is required as of the applicable date of determination, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

“Relative Spread” shall mean, with respect to each Note, the ratio of the Note Rate for such Note to the Mortgage Loan Rate.

“REMIC” shall mean a real estate mortgage investment conduit within the meaning of Section 860D(a) of the Code.

“REMIC Provisions” shall mean provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of subchapter M of Chapter 1 of the Code, and related provisions, and regulations (including any applicable proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“Required Special Servicer Rating” shall mean with respect to a special servicer (i) in the case of Fitch, a rating of “CSS3”, (ii) in the case of S&P, such special servicer is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer, (iii) in the case of Moody’s, that (a) the servicer confirms in writing that it was appointed to act as, and currently serves as, special servicer on a transaction-level basis on the closing date of a commercial mortgage loan securitization with respect to which Moody’s rated one or more classes of certificates and one or more of such classes of certificates are still outstanding and rated by Moody’s, and (b) Moody’s has not cited servicing concerns with respect to such servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities rated by Moody’s in any other commercial mortgage-backed securities transaction serviced by such servicer prior to the time of determination, (iv) in the case of Morningstar, either (a) the applicable replacement has a special servicer ranking of at least “MOR CS3” by Morningstar (if ranked by Morningstar) or (b) if not ranked by Morningstar, is currently acting as a special servicer on a deal or transaction-level basis for all or a significant portion of the related mortgage loans in other CMBS transactions rated by any of S&P, Moody’s, Fitch, DBRS or KBRA and the trustee does not have actual knowledge that Morningstar has, and the replacement

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special servicer certifies that Morningstar has not, with respect to any such other CMBS transaction, qualified, downgraded or withdrawn its rating or ratings on one or more classes of such CMBS transaction citing servicing concerns of the applicable replacement as the sole or material factor in such rating action, (v) in the case of KBRA, KBRA has not cited servicing concerns of such special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by such special servicer prior to the time of determination and (vi) in the case of DBRS, such special servicer is currently acting as special servicer for one or more loans included in a commercial mortgage loan securitization that was rated by DBRS, and DBRS has not downgraded or withdrawn the then current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by such special servicer prior to the time of determination.

“S&P” shall mean S&P Global Ratings and its successors-in-interest.

“SEC” shall mean the Securities and Exchange Commission.

“Securitization” shall mean one or more sales by any Senior Noteholder of all or a portion of its respective Note to a depositor, who will in turn include such portion of such Note as part of a securitization of one or more mortgage loans.

“Securitization Date” shall mean the effective date on which the Securitization of the first Note or portion thereof is consummated.

“Securitization Trust” shall mean a trust formed pursuant to a Securitization pursuant to which any Senior Note is held.

“Senior Noteholders” shall mean, collectively, the Initial Senior Noteholders or any subsequent holder of any Senior Note, as applicable.

“Senior Notes” shall mean, collectively, each Note A-1.

“Sequential Pay Event” shall mean any Event of Default with respect to an obligation to pay money due under the Mortgage Loan, any other Event of Default for which the Mortgage Loan is actually accelerated or any other Event of Default which causes the Mortgage Loan to become a Specially Serviced Mortgage Loan, or any bankruptcy or insolvency event that constitutes an Event of Default; provided, however, that unless the Servicer under the Servicing Agreement has notice or knowledge of such event at least ten (10) Business Days prior to the applicable distribution date, distributions will be made sequentially beginning on the subsequent distribution date; provided, further, that the aforementioned requirement of notice or knowledge will not apply in the case of distribution of the final proceeds of a liquidation or final disposition of the Mortgage Loan. A Sequential Pay Event shall no longer exist if it has been cured.

“Servicer” shall mean the Master Servicer or the Special Servicer, as the context may require.

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“Servicer Termination Event” shall have the meaning assigned to such term in the Servicing Agreement or at any time that the Mortgage Loan is no longer subject to the provisions of the Servicing Agreement, any analogous concept under the servicing agreement pursuant to which the Mortgage Loan is being serviced in accordance with the terms of this Agreement.

“Servicing Agreement” shall mean, with respect to the Mortgage Loan, (i) prior to the Securitization Date, the Interim Servicing Agreement, and (ii) from and after the Securitization Date, the Lead Securitization Servicing Agreement.

“Servicing Fee Rate” shall have the meaning assigned to such term in the Servicing Agreement.

“SGCMS 2019-PREZ TSA” shall have the meaning assigned to such term in the preamble to this Agreement.

“SGCMS 2019-PREZ Securitization” shall mean the Securitization of Note A-1 and Note B pursuant to the Servicing Agreement in connection with the issuance of the SG Commercial Mortgage Securities Trust 2019-PREZ, Commercial Mortgage Pass-Through Certificates, Series 2019-PREZ.

“SGCMS 2019-PREZ Securitization Date” shall mean the closing date of the SGCMS 2019-PREZ Securitization.

“Special Servicer” shall have the meaning assigned to such term in the Servicing Agreement.

“Special Servicing Loan Event” shall have the meaning assigned to such term in the Servicing Agreement.

“Specially Serviced Mortgage Loan” shall have the meaning assigned to such term or an analogous term in the Servicing Agreement.

“Taxes” shall mean any income or other taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, now or hereafter imposed by any jurisdiction or by any department, agency, state or other political subdivision thereof or therein.

“Transfer” shall mean any sale, assignment, transfer, pledge, syndication, participation, hypothecation, contribution, encumbrance or other disposition (either (i) directly or (ii) indirectly through entering into a derivatives contract or any other similar agreement, excluding a repo financing or a Pledge in accordance with Section 19(e)).

“Trustee” shall mean the bank or trust company as may be selected by the Depositor and approved by the Rating Agencies to act as trustee or certificate administrator, as applicable, for the Lead Securitization.

“U.S. Person” shall mean a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States, any State thereof or the District of Columbia,

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including any entity treated as a corporation or partnership for federal income tax purposes, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996 that is eligible to elect to be treated as a U.S. Person).

“Workout” shall mean any written modification, waiver, amendment, restructuring or workout of the Mortgage Loan or the Note entered into with the Mortgage Loan Borrower in accordance with the Servicing Agreement.

Section 2.                Servicing.

(a)                Each Noteholder acknowledges and agrees that, as further provided in Section 5 of this Agreement, the Mortgage Loan shall be serviced pursuant to the Servicing Agreement. Each Noteholder acknowledges that each other Noteholder may elect, in its sole discretion, to include its Note in a Securitization and agrees that it will, subject to Section 24, reasonably cooperate with a securitizing Noteholder at the securitizing Noteholder’s expense, to effect such Securitization. Subject to the terms and conditions of this Agreement, each Noteholder hereby irrevocably and unconditionally consents to the appointment of the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee under the Servicing Agreement by the Depositor and agrees to reasonably cooperate with the Master Servicer and the Special Servicer with respect to the servicing of the Mortgage Loan in accordance with this Agreement and the Servicing Agreement. Each Noteholder hereby irrevocably appoints the Master Servicer, the Special Servicer and the Trustee in the Securitization as such Noteholder’s attorney-in-fact to sign any documents reasonably required with respect to the administration and servicing of the Mortgage Loan on its behalf under the Securitization Servicing Agreement (subject at all times to the rights of the Noteholder set forth herein and in the Servicing Agreement). In no event shall the Servicing Agreement require the Servicer to enforce the rights of any Noteholder against another Noteholder or limit the Servicer in enforcing the rights of one Noteholder against the other Noteholder; however, this statement shall not be construed to otherwise limit the rights of one Noteholder with respect to the other Noteholder.

(b)               The then Controlling Noteholder shall be entitled to exercise any notice and consent rights of the “directing holder,” “directing certificateholder,” “controlling class,” “controlling class representative” or any analogous class or holder under the Servicing Agreement except to the extent such Noteholder is expressly prohibited from exercising such rights under the terms of this Agreement in its capacity as the Controlling Noteholder. In no event shall the Note B Holder be entitled to exercise any rights of the “directing holder,” consulting class or any analogous class or holder under the Securitization Servicing Agreement except to the extent such Note B Holder is given such rights under the terms of this Agreement or the Servicing Agreement in its capacity as Controlling Noteholder.

(c)                The Master Servicer shall be the master servicer of the Mortgage Loan, and from time to time it (or the Trustee, to the extent provided in the Servicing Agreement) (i) shall be required to make Property Protection Advances and Administrative Advances with

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respect to the Mortgage Loan, subject to the terms of the Servicing Agreement and this Agreement, and (ii) may be required to make P&I Advances on the Lead Securitization Note, if and to the extent provided in the Servicing Agreement and this Agreement. The Master Servicer, the Special Servicer and the Trustee, as applicable, shall be entitled to reimbursement for a Property Protection Advance or Administrative Advance, first, from funds on deposit in the Collection Account or Companion Distribution Account for the Mortgage Loan that (in any case) represent amounts received on or in respect of the Mortgage Loan, and, then, in the case of Nonrecoverable Property Protection Advances or Nonrecoverable Administrative Advance, if such funds on deposit in the Collection Account or Companion Distribution Account with respect to the Mortgage Loan are insufficient, from general collections of the Lead Securitization as provided in the Servicing Agreement, as applicable, and from each Non-Lead Securitization Noteholder as provided below. The Master Servicer, the Special Servicer and the Trustee, as applicable, will be entitled to reimbursement for Advance Interest Amounts on a Property Protection Advance, Administrative Advance, a Nonrecoverable Property Protection Advance or Nonrecoverable Administrative Advance, in the manner and from the sources provided in the Servicing Agreement, including from general collections of the Lead Securitization, as applicable, and, in the case of Property Protection Advances or Administrative Advances, from general collections of each Non-Lead Securitization as provided herein. To the extent the Master Servicer, the Special Servicer or the Trustee, as applicable, obtains funds from general collections of the Lead Securitization as a reimbursement for a Nonrecoverable Property Protection Advance or Nonrecoverable Administrative Advance or any Advance Interest Amounts on a Property Protection Advance, Administrative Advance, a Nonrecoverable Property Protection Advance or Nonrecoverable Administrative Advance, each Non-Lead Securitization Noteholder shall be required to, promptly following notice from the Master Servicer, reimburse (including from general collections or any other amounts from any Non-Lead Securitization Trust) the Lead Securitization for its pro rata share of such Nonrecoverable Property Protection Advance, Nonrecoverable Administrative Advance or Advance Interest Amounts (it being understood that the pro rata share payable by each Non-Lead Securitization Noteholder under this paragraph would be determined by allocating such Nonrecoverable Property Protection Advance, Nonrecoverable Administrative Advance or Advance Interest Amount, as the case may be, first, to the Note B Holder, and then, to the Note A-1 Holders, in that order).

A Non-Lead Master Servicer may be required to make P&I Advances on the related Non-Lead Securitization Note, from time to time, subject to the terms of the applicable Non-Lead Servicing Agreement, the Servicing Agreement and this Agreement. The Master Servicer, the Special Servicer and the Trustee, as applicable, shall be entitled to make their own recoverability determination with respect to a P&I Advance to be made on the Lead Securitization Note based on the information that they have on hand and in accordance with the Servicing Agreement. Each Non-Lead Master Servicer, Non-Lead Special Servicer and Non-Lead Trustee, as applicable, shall be entitled to make its own recoverability determination with respect to a P&I Advance to be made on the related Non-Lead Securitization Note based on the information that it has on hand and in accordance with the related Non-Lead Servicing Agreement. The Master Servicer and the Trustee, as applicable, and each Non-Lead Master Servicer and Non-Lead Trustee, as applicable, shall be required to notify the others of the amount of its P&I Advance within two (2) Business Days of making such advance. If the Master Servicer, the Special Servicer or the Trustee, as applicable (with respect to the Lead

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Securitization Note) or a Non-Lead Master Servicer, Non-Lead Special Servicer or Non-Lead Trustee, as applicable (with respect to the related Non-Lead Securitization Note), determines that a proposed P&I Advance, if made, would be non-recoverable or an outstanding P&I Advance is or would be non-recoverable, or if the Master Servicer, the Special Servicer or the Trustee, as applicable, subsequently determines that a proposed P&I Advance would be non-recoverable or an outstanding P&I Advance is or would be non-recoverable, then the Master Servicer or the Trustee (as provided in the Servicing Agreement, in the case of a determination of non-recoverability by the Master Servicer, the Special Servicer or the Trustee) or any Non-Lead Master Servicer or Non-Lead Trustee (as provided in the related Non-Lead Servicing Agreement, in the case of the a determination of non-recoverability by such Non-Lead Master Servicer, Non-Lead Special Servicer or Non-Lead Trustee) shall notify the Master Servicer and the Trustee, or any Non-Lead Master Servicer and any Non-Lead Trustee, as the case may be, of the other Securitizations within two (2) business days of making such determination. Each of the Master Servicer, the Trustee, the related Non-Lead Master Servicer and the related Non-Lead Trustee, as applicable, will only be entitled to reimbursement for a P&I Advance and advance interest thereon that becomes non-recoverable first from the Collection Account or Companion Distribution Account from amounts allocable to the Note for which such P&I Advance was made, and then, if funds are insufficient, (i) in the case of the Lead Securitization Note, from general collections of the Lead Securitization Trust, pursuant to the terms of the Servicing Agreement and (ii) in the case of any Non-Lead Securitization Note, from general collections of the related Securitization Trust, as and to the extent provided in the related Non-Lead Servicing Agreement.

(d)               The Securitization Servicing Agreement shall contain provisions to the effect that:

(i)            any payments received on the Mortgage Loan shall be paid by the Master Servicer to each of the other Noteholders on the Master Servicer Remittance Date;

(ii)            the Controlling Noteholder shall be entitled to receive, and the Master Servicer and the Special Servicer shall provide, any information, relating to the Mortgage Loan, the Mortgage Loan Borrower or the Mortgaged Property as such Person may reasonably request and in the possession of, or collected or known by, the Master Servicer or Special Servicer relating to the Mortgage Loan and, in any event, all information that is required to be provided to the “Directing Certificateholder” or analogous term under the Securitization Servicing Agreement but not limited to standard CREFC® reports, provided that if an interest in Note B is held by the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party, then such Note B Holder shall not be entitled to receive the Asset Status Report or any other information relating to the Special Servicer’s workout strategy or any “Excluded Information” or analogous term under the Securitization Servicing Agreement;

(iii)            each Noteholder is an intended third party beneficiary in respect of the rights afforded it under the Securitization Servicing Agreement and may directly enforce such rights;

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(iv)            the Securitization Servicing Agreement may not be amended without the consent of the Non-Lead Securitization Noteholders or the Note B Holder if such amendment would materially and adversely affect the Mortgage Loan or the rights of the Non-Lead Securitization Noteholders or the Note B Holder with respect thereto; and

(v)            to the extent related to the Mortgage Loan, the Master Servicer or the Special Servicer, a Rating Agency Confirmation shall be provided with respect to the commercial mortgage pass-through certificates issued in connection with each Non-Lead Securitization Trust to the same extent provided with respect to the commercial mortgage pass-through certificates issued in connection with the Lead Securitization.

(e)                Notwithstanding anything to the contrary contained in this Agreement, any obligation of the Servicer pursuant to the terms hereof shall be performed by the Master Servicer or the Special Servicer, as applicable, as set forth in the Servicing Agreement.

(f)                Each Servicer shall be required pursuant to the Servicing Agreement to service the Mortgage Loan in accordance with Accepted Servicing Practices, the terms of the Mortgage Loan Documents, the Servicing Agreement, this Agreement and applicable law, shall provide information to each Non-Lead Servicer to enable such Non-Lead Servicer to perform its servicing duties under the related Non-Lead Servicing Agreement and shall not take any action or refrain from taking any action or follow any direction inconsistent with the foregoing.

(g)               At any time that the Mortgage Loan is no longer subject to the provisions of the Servicing Agreement, the Noteholders agree to cause the Mortgage Loan to be serviced by one or more servicers, each of which has been agreed upon by the Noteholders, pursuant to a servicing agreement that has servicing terms substantially similar to the Servicing Agreement and all references herein to the “Servicing Agreement” shall mean such subsequent servicing agreement; provided, however, that if any Non-Lead Securitization Note is in a Securitization, then a Rating Agency Confirmation shall have been obtained from each Rating Agency, provided, further, however, that until a replacement servicing agreement has been entered into, the Lead Securitization Noteholder shall cause the Mortgage Loan to be serviced pursuant to the provisions of the Servicing Agreement as if such agreement were still in full force and effect with respect to the Mortgage Loan, by the Servicer in the Lead Securitization or by any Person appointed by the Lead Securitization Noteholder that is a qualified servicer meeting the requirements of the Servicing Agreement.

(h)               [Reserved]

(i)                 Each Non-Lead Securitization Noteholder, if its Non-Lead Securitization Note is included in a Securitization, shall cause the applicable Non-Lead Servicing Agreement to contain provisions to the effect that:

(i)            the Non-Lead Securitization Noteholder shall be responsible for its pro rata share of any Property Protection Advances and Administrative Advances (and advance interest thereon) and any additional trust fund expenses, but only to the extent that they relate to servicing and administration of the Notes and the Mortgaged Property, including without limitation, any unpaid Special Servicing Fees, Liquidation Fees and Workout

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Fees relating to the Notes, and that in the event that the funds received with respect to such Non-Lead Securitization Noteholder’s respective Note are insufficient to cover such pro rata share of any Property Protection Advances, Administrative Advances or additional trust fund expenses, (A) the Non-Lead Master Servicer will be required to, promptly following notice from the Master Servicer or the Special Servicer, pay or reimburse the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, or the Lead Securitization Trust, as applicable, out of general funds in the collection account (or equivalent account) established under the Non-Lead Servicing Agreement for the Non-Lead Securitization Noteholder’s pro rata share of any such Nonrecoverable Property Protection Advances or Nonrecoverable Administrative Advances (together with advance interest thereon) and/or additional trust fund expenses (including compensation due to the Master Servicer and the Special Servicer to the extent related to the servicing and administration of the Mortgage Loan and the Mortgaged Property), and (B) if the Servicing Agreement permits the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee to reimburse itself from the Lead Securitization Trust’s general account, then the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, may do so, and the Non-Lead Master Servicer will be required to, promptly following notice from the Master Servicer, the Special Servicer or the Trustee, reimburse the Lead Securitization Trust out of general funds in the collection account (or equivalent account) established under the Non-Lead Servicing Agreement for the Non-Lead Securitization Noteholder’s pro rata share of any such Nonrecoverable Property Protection Advances or Nonrecoverable Administrative Advances (together with advance interest thereon) and/or additional trust fund expenses (including compensation due to the Master Servicer and the Special Servicer to the extent related to the servicing and administration of the Mortgage Loan and the Mortgaged Property); provided that it being understood that the pro rata share payable by such Non-Lead Securitization Noteholder under this paragraph would be determined by allocating such Property Protection Advances, Administrative Advances, Nonrecoverable Property Protection Advance, Nonrecoverable Administrative Advances and/or additional trust fund expenses (solely to the extent specifically related to the servicing and administration of the Mortgage Loan and Mortgaged Property and not including compensation due to the Master Servicer and Special Servicer), as the case may be, first, to the Note B Holder, and then, to the Note A-1 Holders, in that order; provided further that the pro rata share payable by such Non-Lead Securitization Noteholder under this paragraph would be determined by allocating additional trust expenses that represent compensation due to the Master Servicer or Special Servicer to the applicable Note A-1;

(ii)            each of the Indemnified Parties shall be indemnified (as and to the same extent the Lead Securitization Trust is required to indemnify each of such Indemnified Parties in respect of the Mortgage Loan pursuant to the terms of Servicing Agreement and, in the case of the Lead Securitization Trust, to the extent of any additional trust fund expenses with respect to the Mortgage Loan) by the Non-Lead Securitization Trust, against any of the Indemnified Items to the extent of its pro rata share of such Indemnified Items, and to the extent amounts on deposit in the Collection Account (as defined in the Servicing Agreement) that are allocated to the Non-Lead Securitization Note are insufficient for reimbursement of such amounts, the Non-Lead Master Servicer will be required to reimburse each of the applicable Indemnified Parties for the Non-Lead

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Securitization Note’s pro rata share of the insufficiency out of general funds in the collection account (or equivalent account) established under the Non-Lead Servicing Agreement (it being understood that the pro rata share payable by such Non-Lead Securitization Noteholder under this paragraph would be determined by allocating such Indemnified Items, first, to the Note B Holder, and then, to the Note A-1 Holders, in that order);

(iii)            the Non-Lead Master Servicer will be required to deliver to the Trustee, the Certificate Administrator, the Special Servicer, the Master Servicer and the Operating Advisor (i) promptly following the Securitization of the Non-Lead Securitization Note, notice of the deposit of the Non-Lead Securitization Note into a Securitization Trust (which notice shall also provide contact information for the trustee, the certificate administrator, the Non-Lead Master Servicer, the special servicer and the party designated to exercise the rights of the “Non-Controlling Noteholder” under this Agreement), accompanied by a certified copy of the executed Non-Lead Servicing Agreement and (ii) notice of any subsequent change in the identity of the Non-Lead Master Servicer or the party designated to exercise the rights of the “Non-Controlling Noteholder” under this Agreement (together with the relevant contact information); and

(iv)            the Master Servicer, the Special Servicer, the Trustee and the Lead Securitization Trust shall be third party beneficiaries of the foregoing provisions.

(j)                 [Reserved]

(k)               [Reserved]

(l)                 [Reserved]

(m)             The Servicing Agreement shall contain the provisions as set forth in Schedule I to this Agreement.

(n)               [Reserved]

(o)               Each Non-Lead Securitization Noteholder shall give each of the parties to the Servicing Agreement (that will not also be a party to the applicable Non-Lead Servicing Agreement) notice (which may be by email) of the Securitization of the related Note prior to the closing date for such Securitization. Such notice shall contain contact information for each of the parties to any Non-Lead Servicing Agreement. In addition, after such Securitization, such Noteholders shall send a copy of the related Non-Lead Servicing Agreement to each of the parties to the Servicing Agreement.

Section 3.                Subordination of Certain Notes; Payments Prior to a Sequential Pay Event. Note B and the right of the Note B Holder to receive payments of interest, principal and other amounts with respect to Note B shall at all times be junior, subject and subordinate to each Note A-1 and the right of each Note A-1 Holder to receive payments of interest, principal and other amounts with respect to each Note A-1.

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If no Sequential Pay Event, as determined by the applicable Servicer, shall have occurred and be continuing, all amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on or with respect to or in connection with the Mortgage Loan or the Mortgaged Property or amounts realized as proceeds thereof, whether received in the form of Monthly Payments, the Balloon Payment, Liquidation Proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Mortgage Loan, Insurance Proceeds or Condemnation Proceeds (other than proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the terms of the Mortgage Loan Documents, to the extent permitted by the REMIC Provisions), but excluding (x) all amounts for required reserves or escrows required by the Mortgage Loan Documents (to the extent, in accordance with the terms of the Mortgage Loan Documents) to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of Advances then due and payable or reimbursable to the Servicer under the Servicing Agreement and (y) all amounts that are then due, payable or reimbursable to any Servicer, Operating Advisor, Asset Representations Reviewer, Certificate Administrator or Trustee with respect to the Mortgage Loan (including any Penalty Charges) pursuant to the Servicing Agreement, shall be applied by the Lead Securitization Noteholder (or its designee) and distributed by the Servicer for payment in the following order of priority without duplication (and payments shall be made on the Master Servicer Remittance Date or at such other times as are set forth in the Servicing Agreement):

(a)                first, to the Note A-1 Holders, on a Pro Rata and Pari Passu Basis, in an amount equal to the accrued and unpaid interest (other than Default Interest) on the Principal Balance of the applicable Note A-1 at the applicable Net Note Rate;

(b)               second, to the Note A-1 Holders, on a Pro Rata and Pari Passu Basis, in an amount equal to the Percentage Interest of the related Note A-1 of principal payments received, if any, with respect to such Monthly Payment Date with respect to the Mortgage Loan; provided, that with respect to any Insurance Proceeds or Condemnation Proceeds payable as principal to the Noteholders pursuant to this Section 3, 100% of such Insurance Proceeds and/or Condemnation Proceeds shall be distributed to the Note A-1 Holders, on a Pro Rata and Pari Passu Basis, until their Principal Balances have been reduced to zero;

(c)    third, to the Note A-1 Holders, on a Pro Rata and Pari Passu Basis, up to the amount of any unreimbursed costs and expenses paid by each Note A-1 Holder, including any Recovered Costs not previously reimbursed to such Noteholder (or paid or advanced by any Servicer on its behalf and not previously paid or reimbursed) with respect to the Mortgage Loan pursuant to this Agreement or the Servicing Agreement;

(d)               fourth, if the proceeds of any foreclosure sale or any liquidation of the Mortgage Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(c) and, as a result of a Workout, the Principal Balance of each Note A-1 has been reduced, such excess amount shall be paid to the Note A-1 Holders, on a Pro Rata and Pari Passu Basis, in an amount up to the reduction, if any, of the Principal Balance of the applicable Note A-1 as a result of such Workout, plus interest on such amount at the related Net Note Rate;

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(e)                fifth, to the Note A-1 Holders, on a Pro Rata and Pari Passu Basis, in an amount equal to the product of (i) the Percentage Interest of the applicable Note A-1 multiplied by (ii) the applicable Relative Spread, and (iii) any Prepayment Premium to the extent paid by the Mortgage Loan Borrower;

(f)                sixth, [Reserved];

(g)               seventh, to the Note B Holder in an amount equal to the accrued and unpaid interest (other than Default Interest) on the Principal Balance of Note B at the applicable Net Note Rate;

(h)               eighth, to the Note B Holder in an amount equal to the Percentage Interest of the Note B of principal payments received, if any, with respect to such Monthly Payment Date with respect to the Mortgage Loan; provided, that with respect to any Insurance Proceeds or Condemnation Proceeds payable as principal to the Noteholders pursuant to this Section 3, the portion of such Insurance Proceeds and/or Condemnation Proceeds remaining after distribution to each Note A-1 pursuant to Section 3(b) above shall be distributed to the Note B Holder until its Principal Balance has been reduced to zero;

(i)                 ninth, to the Note B Holder in an amount equal to the product of (i) the Percentage Interest of such Note multiplied by (ii) the applicable Relative Spread, and (iii) any Prepayment Premium to the extent paid by the Mortgage Loan Borrower;

(j)                 tenth, if the proceeds of any foreclosure sale or any liquidation of the Mortgage Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(i) and, as a result of a Workout, the Principal Balance of Note B has been reduced, such excess amount shall be paid to Note B Holder in an amount up to the reduction, if any, of the Principal Balance of Note B as a result of such Workout, plus interest on such amount at the applicable Net Note Rate;

(k)               eleventh, to the extent assumption or transfer fees actually paid by the Mortgage Loan Borrower are not required to be otherwise applied under the Servicing Agreement, including, without limitation, to provide reimbursement for interest on any Advances, to pay any Additional Servicing Expenses or to compensate a Servicer (in each case provided that such reimbursements or payments relate to the Mortgage Loan), any such assumption or transfer fees, to the extent actually paid by the Mortgage Loan Borrower, shall be paid to the Noteholders, pro rata, based on their respective Percentage Interests;

(l)                 twelfth, to pay Penalty Charges then due and owing under the Mortgage Loan, all of which will be applied in accordance with the Lead Securitization Servicing Agreement; and

(m)             thirteenth, if any excess amount is available to be distributed in respect of the Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (a)-(l), any remaining amount shall be paid pro rata to the Noteholders in accordance with their respective initial Percentage Interests.

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Section 4.                Payments Following a Sequential Pay Event. Payments of interest and principal shall be made to the Noteholders in accordance with Section 3 of this Agreement; provided, if a Sequential Pay Event, as determined by the applicable Servicer and as set forth in the Servicing Agreement, shall have occurred and be continuing, all amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on or with respect to or in connection with the Mortgage Loan or the Mortgaged Property or amounts realized as proceeds thereof (including without limitation amounts received by the Master Servicer or Special Servicer pursuant to the Servicing Agreement as reimbursements on account of recoveries in respect of Advances), whether received in the form of Monthly Payments, any proceeds from the sale or distribution of any Foreclosed Property, the Balloon Payment, Liquidation Proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Mortgage Loan, Insurance Proceeds or Condemnation Proceeds (other than proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the terms of the Mortgage Loan Documents, to the extent permitted by the REMIC Provisions), but excluding (x) all amounts for required reserves or escrows required by the Mortgage Loan Documents deemed appropriate by the Servicer in accordance with Accepted Servicing Practices to continue to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of Advances then due and payable or reimbursable to the Servicer under Servicing Agreement and (y) all amounts that are then due, payable or reimbursable to any Servicer, Operating Advisor, Asset Representations Reviewer, Certificate Administrator or Trustee with respect to the Mortgage Loan pursuant to the Servicing Agreement, shall be distributed by the Servicer in the following order of priority without duplication (and payments shall be made on the Master Servicer Remittance Date or at such other times as are set forth in the Servicing Agreement):

(a)                first, to the Note A-1 Holders, on a Pro Rata and Pari Passu Basis, in an amount equal to the accrued and unpaid interest (other than Default Interest) on the Principal Balance of the applicable Note A-1 at the applicable Net Note Rate;

(b)               second, to the Note A-1 Holders, on a Pro Rata and Pari Passu Basis, until the Principal Balances of the related Notes have been reduced to zero;

(c)    third, to the Note A-1 Holders, on a Pro Rata and Pari Passu Basis, up to the amount of any unreimbursed costs and expenses paid by each Note A-1 Holder, including any Recovered Costs not previously reimbursed to such Noteholder (or paid or advanced by any Servicer on its behalf and not previously paid or reimbursed) with respect to the Mortgage Loan pursuant to this Agreement or the Servicing Agreement;

(d)               fourth, if the proceeds of any foreclosure sale or any liquidation of the Mortgage Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(c) and, as a result of a Workout, the Principal Balance of each Note A-1 has been reduced, such excess amount shall be paid to the Note A-1 Holders, on a Pro Rata and Pari Passu Basis, in an amount up to the reduction, if any, of the Principal Balance of the applicable Note A-1 as a result of such Workout, plus interest on such amount at the related Net Note Rate;

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(e)                fifth, to the Note A-1 Holders, on a Pro Rata and Pari Passu Basis, in an amount equal to the product of (i) the Percentage Interest of the applicable Note A-1 multiplied by (ii) the applicable Relative Spread, and (iii) any Prepayment Premium to the extent paid by the Mortgage Loan Borrower;

(f)                sixth, [Reserved];

(g)               seventh, to the Note B Holder in an amount equal to the accrued and unpaid interest (other than Default Interest) on the Principal Balance of Note B at the applicable Net Note Rate;

(h)               eighth, to the Note B Holder, until the Principal Balance of Note B has been reduced to zero;

(i)                 ninth, to the Note B Holder in an amount equal to the product of (i) the Percentage Interest of such Note multiplied by (ii) the applicable Relative Spread, and (iii) any Prepayment Premium to the extent paid by the Mortgage Loan Borrower;

(j)                 tenth, if the proceeds of any foreclosure sale or any liquidation of the Mortgage Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(i) and, as a result of a Workout, the Principal Balance of Note B has been reduced, such excess amount shall be paid to the Note B Holder in an amount up to the reduction, if any, of the Principal Balance of Note B as a result of such Workout, plus interest on such amount at the applicable Net Note Rate;

(k)               eleventh, to the extent assumption or transfer fees actually paid by the Mortgage Loan Borrower are not required to be otherwise applied under the Servicing Agreement, including, without limitation, to provide reimbursement for interest on any Advances, to pay any Additional Servicing Expenses or to compensate a Servicer (in each case provided that such reimbursements or payments relate to the Mortgage Loan), any such assumption or transfer fees, to the extent actually paid by the Mortgage Loan Borrower, shall be paid to the Noteholders, pro rata, based on their respective Percentage Interests;

(l)                 twelfth, to pay Penalty Charges then due and owing under the Mortgage Loan, all of which will be applied in accordance with the Lead Securitization Servicing Agreement; and

(m)             thirteenth, if any excess amount is available to be distributed in respect of the Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (a)-(l), any remaining amount shall be paid pro rata to the Noteholders in accordance with their respective Percentage Interests.

Section 5.                Administration of the Mortgage Loan.

(a)                Subject to this Agreement (including, without limitation, Section 5(g) below) and the Servicing Agreement, the Lead Securitization Noteholder (or the Servicer acting on behalf of the Lead Securitization Noteholder) shall have the sole and exclusive authority with respect to the administration of, and exercise of rights and remedies with respect to, the

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Mortgage Loan, including, without limitation, the sole authority to modify or waive any of the terms of the Mortgage Loan Documents or consent to any action or failure to act by the Mortgage Loan Borrower or any other party to the Mortgage Loan Documents, call or waive any Event of Default, accelerate the Mortgage Loan or institute any foreclosure action or other remedy and no other Noteholder shall have any voting, consent or other rights whatsoever with respect to the Lead Securitization Noteholder’s administration of, or exercise of its rights and remedies with respect to, the Mortgage Loan. Subject to this Agreement and the Servicing Agreement (including, without limitation, Section 5(g) below), each of the Non-Lead Securitization Noteholders and the Note B Holder agrees that it shall have no right to, and hereby presently and irrevocably assigns and conveys to the Lead Securitization Noteholder (or the Servicer acting on behalf of the Lead Securitization Noteholder) the rights, if any, that the Non-Lead Securitization Noteholders and the Note B Holder have to, (i) call or cause the Lead Securitization Noteholder to call an Event of Default under the Mortgage Loan, or (ii) exercise any remedies with respect to the Mortgage Loan or the Mortgage Loan Borrower, including, without limitation, filing or causing the Lead Securitization Noteholder to file any bankruptcy petition against the Mortgage Loan Borrower. The Lead Securitization Noteholder (or the Servicer acting on behalf of the Lead Securitization Noteholder) shall not have any fiduciary duty to the Non-Lead Securitization Noteholders and the Note B Holder in connection with the administration of the Mortgage Loan (but the foregoing shall not relieve the Lead Securitization Noteholder from the obligation to make any disbursement of funds as set forth herein).

Upon the Mortgage Loan becoming a Specially Serviced Mortgage Loan and the determination by the Special Servicer to sell the Lead Securitization Note in accordance with the Servicing Agreement, each Noteholder hereby acknowledges the right and obligation of the Lead Securitization Noteholder (or the Special Servicer acting on behalf of the Lead Securitization Noteholder) to sell the Non-Lead Securitization Notes and Note B together with the Lead Securitization Note as notes evidencing one whole loan in accordance with the terms of the Servicing Agreement.

In connection with any such sale, the Special Servicer shall sell the applicable Notes in the manner set forth in the Servicing Agreement and shall require that all offers be submitted to the Trustee or Special Servicer, as applicable, in accordance with the terms of the Servicing Agreement. Whether any cash offer constitutes a fair price for the applicable Notes shall be determined by the Trustee or Special Servicer, as applicable, in accordance with the terms of the Servicing Agreement. The Lead Securitization Noteholder (or the Special Servicer acting on behalf of the Lead Securitization Noteholder) shall not be permitted to sell the Mortgage Loan if it becomes a Specially Serviced Mortgage Loan without the written consent of each Non-Lead Securitization Noteholder (provided that such consent is not required if any Non-Lead Securitization Noteholder is the Mortgage Loan Borrower or an affiliate of the Mortgage Loan Borrower) unless the Special Servicer has delivered to the Non-Lead Securitization Noteholders: (a) at least fifteen (15) Business Days’ prior written notice of any decision to attempt to sell the Mortgage Loan; (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale, (c) at least ten (10) days prior to the proposed sale date, a copy of the most recent Appraisal for the Mortgage Loan, and any documents in the Mortgage File reasonably requested by any Non-Lead Securitization Noteholder that are material to the sale price of the Mortgage Loan and

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(d) until the sale is completed and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative (as such term is defined in the Servicing Agreement)) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by any Servicer in connection with the proposed sale; provided, however, that any such Non-Lead Securitization Noteholder may waive any of the delivery or timing requirements set forth in this sentence as to itself. Subject to the foregoing, any Non-Lead Securitization Noteholder, any Non-Lead Securitization Controlling Class Representative and any B Noteholder shall be permitted to submit an offer at any sale of the Mortgage Loan unless such Person is the Mortgage Loan Borrower or an agent or Affiliate of the Mortgage Loan Borrower.

Each Noteholder hereby irrevocably appoints the Master Servicer, the Special Servicer and the Trustee in the Lead Securitization as such Noteholder’s attorney-in-fact to sign any documents reasonably required with respect to the administration and servicing of the Mortgage Loan on its behalf under the Servicing Agreement (subject at all times to the rights of the Noteholder set forth herein and in the Servicing Agreement).

Each Non-Lead Securitization Noteholder and the Note B Holder each hereby appoints the Lead Securitization Noteholder as its agent, and grants to the Lead Securitization Noteholder an irrevocable power of attorney coupled with an interest, and its proxy, for the purpose of soliciting and accepting offers for and consummating the sale of the Non-Lead Securitization Notes and Note B. Each Non-Lead Securitization Noteholder and the Note B Holder each further agrees that, upon the request of the Lead Securitization Noteholder, it shall execute and deliver to or at the direction of Lead Securitization Noteholder such powers of attorney or other instruments as the Lead Securitization Noteholder may reasonably request to better assure and evidence the foregoing appointment and grant, in each case promptly following request, and shall deliver the related original of its Note, endorsed in blank, to or at the direction of the Lead Securitization Noteholder in connection with the consummation of any such sale.

(b)               The Controlling Noteholder (or its Controlling Noteholder Representative) shall have, with respect to the Mortgage Loan, all of the same rights and powers the Controlling Class Representative has under the Servicing Agreement with respect to the Mortgage Loan, including without limitation, the right to consent and/or consult regarding Major Decisions and other servicing matters, the right to advise (1) the Special Servicer with respect to the Specially Serviced Mortgage Loan and (2) the Special Servicer with respect to non-Specially Serviced Mortgage Loan as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, and the right to direct the Special Servicer to take, or to refrain from taking, such other actions with respect to the Mortgage Loan as the Controlling Class Representative may deem advisable or as to which provision is otherwise made therein, in each case subject to the terms and conditions of the Servicing Agreement.

(c)                The administration of the Mortgage Loan shall be governed by this Agreement and the Servicing Agreement. Each Noteholder agrees to be bound by the terms of the Servicing Agreement. The Servicer shall service the Mortgage Loan in accordance with the terms of this Agreement, including without limitation the rights of the Note B Holder set forth in Section 5(g) below. Servicing of the Mortgage Loan shall be carried out by the Master Servicer

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and, if the Mortgage Loan is a Specially Serviced Mortgage Loan, by the Special Servicer, in each case pursuant to the Servicing Agreement and this Agreement. Notwithstanding anything to the contrary contained herein, in accordance with the Servicing Agreement, the Lead Securitization Noteholder shall cause the Master Servicer and the Special Servicer to service and administer the Mortgage Loan in accordance with Accepted Servicing Practices, taking into account the interests of the Note A-1 Holders and the Note B Holder (it being understood that the interests of the Note B Holder is a junior Note interest, subject to the terms and conditions of this Agreement), and any Non-Lead Securitization Noteholder who is not the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party shall be deemed a third party beneficiary of such provisions of the Servicing Agreement. The foregoing provisions of this Section 5(c) shall not limit or modify the rights of the Controlling Noteholder and/or the Controlling Noteholder Representative to exercise their respective rights specifically set forth under this Agreement.

(d)               Notwithstanding anything to the contrary contained herein, but subject to the terms and conditions of the Servicing Agreement and this Agreement (including, without limitation, Section 6), if the Servicer (on behalf of the Noteholders) in connection with a Workout of the Mortgage Loan modifies the terms thereof such that (i) the unpaid principal balance of the Mortgage Loan is decreased, (ii) the Mortgage Loan Rate or scheduled amortization payments on such Mortgage Loan are reduced, (iii) payments of interest or principal on such Mortgage Loan are waived, reduced or deferred or (iv) any other adjustment (other than an increase in the Mortgage Loan Rate or increase in scheduled amortization payments) is made to any of the terms of the Mortgage Loan, all payments to the Note A-1 Holders pursuant to Section 3 and Section 4, as applicable, shall be made as though such Workout did not occur, with the payment terms of each Note A-1 remaining the same as they are on the date hereof, and the full economic effect of all waivers, reductions or deferrals of amounts due on the Mortgage Loan attributable to such Workout shall be borne, first, by the Note B Holder (up to its Principal Balance, together with accrued interest thereon at the applicable Note Rate and any other amounts due to the Note B Holder), and then, by the Note A-1 Holders, on a Pro Rata and Pari Passu Basis (up to their respective Principal Balances, together with accrued interest thereon at the applicable Note Rate and any other amounts due to each Note A-1 Holder, as applicable). Any recoveries in connection with a workout of the Mortgage Loan will be allocated first, to the Note A-1 Holders, on a Pro Rata and Pari Passu Basis, based on their respective Principal Balances (up to their respective Principal Balances, together with accrued interest thereon at the applicable Note Rate and any other amounts due to each Note A-1 Holder, as applicable), and then, to the Note B Holder (up to its Principal Balance, together with accrued interest thereon at the applicable Note Rate and any other amounts due to the Note B Holder). Subject to the Servicing Agreement and this Agreement (including without limitation Section 6), in the case of any modification or amendment described above, the Servicer (on behalf of the Noteholders) shall have the sole authority and ability to revise the payment provisions set forth in Section 3 and Section 4 above in a manner that reflects the subordination of Note B to each Note A-1 with respect to the loss that is the result of such amendment or modification, including: (i) the ability to increase the aggregate Percentage Interests of each Note A-1 and Note B in a manner that reflects a loss in principal as a result of such amendment or modification and (ii) the ability to change the Note Rate with respect to any Note, in order to reflect a reduction in the Mortgage Loan Rate of the Mortgage Loan but shall not be permitted to change the order of the clauses set forth in Section 3 and Section 4 hereof. Notwithstanding the foregoing, if any

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Workout, modification or amendment of the Mortgage Loan extends the original maturity date of the Mortgage Loan, for purposes of this paragraph, the Balloon Payment shall be deemed not to be due on the original maturity date of the Mortgage Loan but shall be deemed due on the extended maturity date of the Mortgage Loan.

(e)                All rights and obligations of the Lead Securitization Noteholder described hereunder may be exercised by the Servicer on behalf of the Lead Securitization Noteholder in accordance with the Servicing Agreement and this Agreement.

(f)                If any Note is included as an asset of a REMIC, then, any provision of this Agreement to the contrary notwithstanding: (i) the Mortgage Loan shall be administered such that the Notes shall each qualify at all times as (or as interests in) a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, (ii) any real property (and related personal property) acquired by or on behalf of the Noteholders pursuant to a foreclosure, exercise of a power of sale or delivery of a deed in lieu of foreclosure of the Mortgage or lien on such property following a default on the Mortgage Loan shall be administered so that the interests of the Noteholders therein shall at all times qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code and (iii) the Lead Securitization Noteholder may not modify, waive or amend any provision of the Mortgage Loan, consent to or withhold consent from any action of the Mortgage Loan Borrower, or exercise or refrain from exercising any powers or rights which the Lead Securitization Noteholder may have under the Mortgage Loan Documents, if any such action would constitute a “significant modification” of the Mortgage Loan, within the meaning of Section 1.860G 2(b) of the regulations of the United States Department of the Treasury, more than three months after the earliest startup day of any REMIC which includes any of the Notes (or any portion thereof). The Noteholders agree that the provisions of this Section 5(f) shall be effected by compliance by the Lead Securitization Noteholder or its assignees with this Agreement or the Servicing Agreement or any other agreement which governs the administration of the Mortgage Loan or the Lead Securitization Noteholder’s interests therein. All costs and expenses of compliance with this Section 5(f), to the extent that such costs and expenses relate to administration of a REMIC or to any determination respecting the amount, payment or avoidance of any tax under the REMIC Provisions or the actual payment of any REMIC tax or expense, shall be borne solely by each Senior Note on a pro rata and pari passu basis.

A Noteholder shall not be required to reimburse any other Noteholder or any other Person for the payment of the following items related to any REMIC that does not include such Noteholder’s Note: (i) any taxes imposed on such REMIC, (ii) any costs or expenses relating to the administration of such REMIC or to any determination respecting the amount, payment or avoidance of any tax under such REMIC or (iii) any advances for any of the foregoing or any interest thereon or for deficits in other items of disbursement or income resulting from the use of funds for payment of any such taxes, costs or expenses or advances, nor shall any disbursement or payment otherwise distributable to the other Noteholders be reduced to offset or make-up any such payment or deficit.

(g)               If any consent, modification, amendment or waiver under or other action in respect of the Mortgage Loan (whether or not a Special Servicing Loan Event has occurred and is continuing) that would constitute a Major Decision has been requested or proposed, prior

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to the occurrence of a Control Termination Event (as defined in the Servicing Agreement), the Special Servicer may not take any action constituting a Major Decision (or consent to the taking of any such action by the Servicer) without providing at least ten (10) Business Days’ prior notice of such action to the Directing Holder in accordance with the terms of the Servicing Agreement and obtaining the consent of the Directing Holder (or its deemed consent, in the event the Directing Holder has not objected to such action within such ten (10) Business Day period) in accordance with the terms of the Servicing Agreement.

If the Servicer has not received a response from the Controlling Noteholder (or its Controlling Noteholder Representative) with respect to such Major Decision within five (5) Business Days after delivery of the notice of a Major Decision, the Servicer shall deliver an additional copy of the notice of a Major Decision in all caps bold 14-point font: “This is a Second Notice. Failure to respond within five (5) Business Days of this Second Notice will result in a loss of your right to consent with respect to this decision.” and if the Controlling Noteholder (or its Controlling Noteholder Representative) fails to respond to the Servicer with respect to any such proposed action within five (5) Business Days after receipt of such second notice, the Controlling Noteholder (or its Controlling Noteholder Representative), as applicable, shall have no further consent rights with respect to such action.

Notwithstanding the foregoing, if the Servicer or the Special Servicer, as applicable, in accordance with Accepted Servicing Practices, determines that immediate action is necessary to protect the Mortgaged Property or the interests of the Noteholders (as a collective whole) with respect to any Major Decision, the Servicer or the Special Servicer, as applicable, may take such action notwithstanding the time periods set forth above, if the Servicer or the Special Servicer, as applicable, has first made a reasonable effort to contact the Controlling Noteholder (or its Controlling Noteholder Representative).

Notwithstanding the foregoing, the Servicer shall not follow any advice or consultation provided by the Controlling Noteholder (or its Controlling Noteholder Representative) that would require or cause the Servicer to violate any applicable law, including the REMIC Provisions, be inconsistent with Accepted Servicing Practices, require or cause the Servicer to violate provisions of this Agreement or the Servicing Agreement, require or cause the Servicer to violate the terms of the Mortgage Loan, or materially expand the scope of any Servicer’s responsibilities under this Agreement.

(h)               Notwithstanding the foregoing, during the continuation of a Note B Control Appraisal Period, the Lead Securitization Noteholder (or the Servicer acting on its behalf) shall be required:

(i)       to provide copies of any notice, information and report that it is required to provide to the Controlling Class Representative pursuant to the Servicing Agreement with respect to any Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Mortgage Loan, to each Non-Controlling Noteholder (or its controlling class representative), within the same time frame it is required to provide to the Controlling Class Representative (for this purpose, without regard to whether such items are actually required to be provided to the Controlling Class Representative under the Servicing Agreement due to the occurrence of

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a Control Termination Event (as defined in the Servicing Agreement) or a Consultation Termination Event (as defined in the Servicing Agreement)); and

(ii)       to consult with each Non-Controlling Noteholder (or its controlling class representative) on a strictly non-binding basis, to the extent having received such notices, information and reports, such Non-Controlling Noteholder (or its controlling class representative) requests consultation with respect to any such Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Mortgage Loan, and consider alternative actions recommended by such Non-Controlling Noteholder (or its controlling class representative); provided that after the expiration of a period of ten (10) Business Days from the delivery to the Non-Controlling Noteholders (or their respective controlling class representatives) by the Lead Securitization Noteholder of written notice of a proposed action, together with copies of the notice, information and report required to be provided to the Controlling Class Representative, the Lead Securitization Noteholder (or the Servicer acting on its behalf) shall no longer be obligated to consult with the Non-Controlling Noteholders (or their respective controlling class representatives), whether or not the Non-Controlling Noteholders (or their respective controlling class representatives) have responded within such ten (10) Business Day period (unless, the Lead Securitization Noteholder (or the Servicer acting on its behalf) proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) Business Day period shall be deemed to begin anew from the date of such proposal and delivery of all information relating thereto).

Notwithstanding the consultation rights of the Non-Controlling Noteholders (or their respective controlling class representatives) set forth in the immediately preceding sentence, the Lead Securitization Noteholder (or Servicer acting on its behalf) may make any Major Decision or take any action set forth in the Asset Status Report before the expiration of the aforementioned ten (10) Business Day period if the Lead Securitization Noteholder (or Servicer acting on its behalf) determines that immediate action with respect thereto is necessary to protect the interests of the Noteholders. In no event shall the Lead Securitization Noteholder (or Servicer acting on its behalf) be obligated at any time to follow or take any alternative actions recommended by a Non-Controlling Noteholder (or its controlling class representative).

In addition to the consultation rights of the Non-Controlling Noteholders (or their respective controlling class representatives) during the continuation of a Note B Control Appraisal Period, as provided in the immediately preceding paragraph, the Non-Controlling Noteholders shall have the right to attend annual meetings (either telephonically or in person, in the discretion of the Servicer) with the Lead Securitization Noteholder (or the Servicer acting on its behalf) at the offices of the Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Servicer, as applicable, in which servicing issues related to the Mortgage Loan are discussed.

Notwithstanding the foregoing, any Non-Controlling Noteholder that is the Mortgage Loan Borrower or an Affiliate of the Mortgage Loan Borrower shall not have or be entitled to exercise any information or consultation rights granted to a Non-Controlling Noteholder hereunder.

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(i)                 [Reserved]

(j)                 The Servicer or Special Servicer shall obtain Appraisals that meet the requirements of, and at the times required pursuant to, the terms of the Servicing Agreement.

(k)               Following Securitization of a Non-Lead Securitization Note, all notices, reports, information or other deliverables required to be delivered to the related Non-Lead Securitization Noteholder or the related Non-Controlling Noteholder pursuant to this Agreement or the Servicing Agreement by the Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) shall be delivered to the related Non-Lead Master Servicer and the Non-Lead Special Servicer (who then may forward such items to the party entitled to receive such items as and to the extent provided in the related Non-Lead Servicing Agreement) and, when so delivered to such Non-Lead Master Servicer and Non-Lead Special Servicer, the Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) shall be deemed to have satisfied its delivery obligations with respect to such items hereunder or under the Servicing Agreement.

Section 6.                Appointment of Controlling Noteholder Representative.

(a)                The Controlling Noteholder shall have the right at any time to appoint a representative in connection with the exercise of its rights and obligations with respect to the Mortgage Loan (the “Controlling Noteholder Representative”). The Controlling Noteholder shall have the right in its sole discretion at any time and from time to time to remove and replace the Controlling Noteholder Representative. When exercising its various rights under Section 5 and elsewhere in this Agreement, the Controlling Noteholder may, at its option, in each case, act through the Controlling Noteholder Representative. The Controlling Noteholder Representative may be any Person (other than the Mortgage Loan Borrower, its principal or any Affiliate of the Mortgage Loan Borrower), including, without limitation, the Controlling Noteholder, any officer or employee of the Controlling Noteholder, any Affiliate of the Controlling Noteholder or any other unrelated third party. No such Controlling Noteholder Representative shall owe any fiduciary duty or other duty to any other Person (other than the Controlling Noteholder). All actions that are permitted to be taken by the Controlling Noteholder under this Agreement may be taken by the Controlling Noteholder Representative acting on behalf of the Controlling Noteholder. No Servicer, Operating Advisor, Asset Representations Reviewer, Trustee or Certificate Administrator acting on behalf of the Lead Securitization Noteholder shall be required to recognize any Person as an Controlling Noteholder Representative until the Controlling Noteholder has notified each Servicer, Operating Advisor, Asset Representations Reviewer, Trustee and Certificate Administrator of such appointment and, if the Controlling Noteholder Representative is not the same Person as the Controlling Noteholder, the Controlling Noteholder Representative provides each Servicer, Operating Advisor, Asset Representations Reviewer, Trustee and Certificate Administrator with written confirmation of its acceptance of such appointment, an address and facsimile number for the delivery of notices and other correspondence and a list of officers or employees of such person with whom the parties to this Agreement may deal (including their names, titles, work addresses and facsimile numbers). The Controlling Noteholder shall promptly deliver such information to each Servicer, Operating Advisor, Asset Representations Reviewer, Trustee and Certificate Administrator. If the Lead Securitization Noteholder is the Controlling Noteholder, no Controlling Noteholder

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Representative shall be appointed and the rights of the Lead Securitization Noteholder exercisable by the Controlling Class Representative shall be as set forth in the Servicing Agreement. Similarly, if the Lead Securitization Noteholder is the Controlling Noteholder, the rights of each Non-Lead Securitization Noteholder shall be exercisable by a controlling class representative or directing holder as set forth in the related Non-Lead Servicing Agreement.

(b)               Neither the Controlling Noteholder Representative nor the Controlling Noteholder shall have any liability to the other Noteholders or any other Person for any action taken, or for refraining from the taking of any action or the giving of any consent or the failure to give any consent pursuant to this Agreement or the Servicing Agreement, or errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence. The Noteholders agree that the Controlling Noteholder Representative and the Controlling Noteholder (whether acting in place of the Controlling Noteholder Representative when no Controlling Noteholder Representative shall have been appointed hereunder or otherwise exercising any right, power or privilege granted to the Controlling Noteholder hereunder) may take or refrain from taking actions, or give or refrain from giving consents, that favor the interests of one Noteholder over the other Noteholder, and that the Controlling Noteholder Representative may have special relationships and interests that conflict with the interests of a Noteholder and, absent willful misfeasance, bad faith or gross negligence on the part of the Controlling Noteholder Representative or the Controlling Noteholder, as the case may be, agree to take no action against the Controlling Noteholder Representative, the Controlling Noteholder or any of their respective officers, directors, employees, principals or agents as a result of such special relationships or interests, and that neither the Controlling Noteholder Representative nor the Controlling Noteholder will be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance or to have recklessly disregarded any exercise of its rights by reason of its having acted or refrained from acting, or having given any consent or having failed to give any consent, solely in the interests of any Noteholder.

(c)                If the Lead Securitization Noteholder is the Controlling Noteholder, the Non-Lead Securitization Noteholders and the Note B Holder (in the case of the Note B Holder, solely to the extent Note B is no longer included in the Lead Securitization Trust) acknowledge and agree (i) all of the aforementioned rights and obligations of the Controlling Noteholder and the Controlling Noteholder Representative set forth in Section 5(g) and 5(h) and this Section 6 shall be exercisable by the Lead Securitization Noteholder (or the applicable Person specified in the Servicing Agreement) to the extent set forth in the Servicing Agreement and (ii) the Controlling Class Representative may exercise all rights with respect to the Mortgage Loan and any decisions or consents or other powers with respect thereto as are set forth in the Servicing Agreement.

(d)           With respect to any Non-Controlling Note, the Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) shall not be required at any time to deal with more than one party exercising the rights of any particular “Non-Controlling Noteholder” herein or under the Servicing Agreement and, (x) to the extent that the related Non-Lead Servicing Agreement assigns such rights to more than one party, or (y) to the extent a Non-Controlling Note is split into two or more New Notes pursuant to Section 40, for purposes of this Agreement, the Non-Lead Servicing Agreement or the holders

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of such New Notes shall designate one party to deal with the Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) and provide written notice of such designation to the Lead Securitization Noteholder (and the Master Servicer and the Special Servicer acting on its behalf); provided that, in the absence of such designation and notice, the Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) shall be entitled to treat the last party as to which it has received written notice as having been designated as the Non-Controlling Noteholder with respect to such Non-Controlling Note, as the Non-Controlling Noteholder for such Non-Controlling Note for all purposes of this Agreement. As of the date hereof and until further notice from a Non-Lead Securitization Noteholder (or the Non-Lead Master Servicer or another party acting on its behalf), the Note A-1A Holder is the Non-Controlling Noteholder with respect to Note A-1A, the Note A-1B Holder is the Non-Controlling Noteholder with respect to Note A-1B, the Note A-1C Holder is the Non-Controlling Noteholder with respect to Note A-1C, the Note A-1D Holder is the Non-Controlling Noteholder with respect to Note A-1D, the Note A-1E Holder is the Non-Controlling Noteholder with respect to Note A-1E and the Note A-1F Holder is the Non-Controlling Noteholder with respect to Note A-1F.

Section 7.                Special Servicer. The Controlling Noteholder (or its Controlling Noteholder Representative), at its expense (including, without limitation, the reasonable costs and expenses of counsel to any third parties and costs and expenses of the terminated Special Servicer), shall have the right to appoint the Special Servicer with respect to the Mortgage Loan; provided that either (x) any Special Servicer appointed by the Controlling Noteholder (or its Controlling Noteholder Representative) shall have the Required Special Servicer Rating or (y) the Controlling Noteholder (or its Controlling Noteholder Representative) shall have received Rating Agency Confirmation with respect to the appointment of such Special Servicer from each Rating Agency then rating a Securitization. The Controlling Noteholder (or its Controlling Noteholder Representative) shall be entitled to terminate the rights and obligations of the Special Servicer under the Servicing Agreement, with or without cause, upon at least ten (10) Business Days’ prior notice to the Special Servicer (provided, however, that the Controlling Noteholder and/or Controlling Noteholder Representative shall not be liable for any termination or similar fee in connection with the removal of the Special Servicer in accordance with this Section 7) and satisfaction of the other conditions to such replacement as set forth in the Servicing Agreement.

If a Servicer Termination Event on the part of the Special Servicer has occurred that affects a Non-Controlling Noteholder, such Non-Controlling Noteholder shall have the right to direct the Trustee (or at any time that the Mortgage Loan is no longer included in a Securitization Trust, the Controlling Noteholder) to terminate the Special Servicer under the Servicing Agreement (or at any time that the Mortgage Loan is no longer subject to the provisions of the Servicing Agreement, the successor servicing agreement pursuant to which the Mortgage Loan is being serviced) solely with respect to the Mortgage Loan pursuant to and in accordance with the terms of the Servicing Agreement (or at any time that the Mortgage Loan is no longer subject to the provisions of the Servicing Agreement, the successor servicing agreement pursuant to which the Mortgage Loan is being serviced). The Controlling Noteholder shall be entitled to appoint a replacement special servicer in connection with a termination of the Special Servicer at the direction of a Non-Controlling Noteholder, subject to the satisfaction of the requirements of the Servicing Agreement and this Agreement. The Controlling Noteholder and the Non-Controlling Noteholders acknowledge and agree that any successor special servicer

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appointed to replace the Special Servicer with respect to the Mortgage Loan that was terminated for cause at a Non-Controlling Noteholder’s direction cannot at any time be the person (or an Affiliate thereof) that was so terminated without the prior written consent of such Non-Controlling Noteholder. The Non-Controlling Noteholder that directs the Trustee to terminate the Special Servicer shall be solely responsible for reimbursing the Trustee’s or the Controlling Noteholder’s, as applicable, costs and expenses for such termination and replacement, if not paid within a reasonable time by the terminated special servicer and, in the case of the Trustee, that would otherwise be reimbursed to the Trustee from amounts on deposit in the Collection Account or Companion Distribution Account.

For the avoidance of doubt, in no event will the rights of the Non-Controlling Noteholders set forth in the immediately preceding paragraph in any way limit or diminish the rights of the Controlling Noteholder otherwise set forth in this Section 7.

Section 8.                Payment Procedure.

(a)                The Lead Securitization Noteholder (or the Servicer on its behalf), in accordance with the priorities set forth in Section 3 or Section 4, as applicable, and subject to the terms of the Servicing Agreement, shall deposit or cause to be deposited all payments allocable to the Notes to the Collection Account or Companion Distribution Account for the Notes established pursuant to the Servicing Agreement. The Lead Securitization Noteholder (or the Servicer acting on its behalf) shall deposit such amounts to the applicable account within two (2) Business Days following receipt of properly identified and available funds by the Lead Securitization Noteholder (or the Servicer acting on its behalf) from or on behalf of the Mortgage Loan Borrower.

(b)               If the Lead Securitization Noteholder (or the Servicer on its behalf) determines, or a court of competent jurisdiction orders, at any time that any amount received or collected in respect of a Note must, pursuant to any insolvency bankruptcy, fraudulent conveyance, preference or similar law, be returned to the Mortgage Loan Borrower or paid to such Noteholder or any Servicer or paid to any other Person, then, notwithstanding any other provision of this Agreement, the Lead Securitization Noteholder (or the Servicer on its behalf) shall not be required to distribute any portion thereof to such Noteholder and such Noteholder will promptly on demand by the Lead Securitization Noteholder (or the Servicer on its behalf) repay to the Lead Securitization Noteholder (or the Servicer on its behalf) any portion thereof that the Lead Securitization Noteholder (or the Servicer on its behalf) shall have theretofore distributed to such Noteholder together with interest thereon at such rate, if any, as the Lead Securitization Noteholder (or the Servicer on its behalf) shall have been required to pay to any Mortgage Loan Borrower, the Lead Securitization Noteholder, Master Servicer, Special Servicer or such other Person with respect thereto.

(c)                If, for any reason, the Lead Securitization Noteholder (or the Servicer on its behalf) makes any payment to a Non-Lead Securitization Noteholder or Note B Holder (to the extent Note B is no longer included in the Lead Securitization Trust) before the Lead Securitization Noteholder (or the Servicer on its behalf) has received the corresponding payment (it being understood that the Lead Securitization Noteholder (or the Servicer on its

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behalf) is under no obligation to do so), and the Lead Securitization Noteholder (or the Servicer on its behalf) does not receive the corresponding payment within three (3) Business Days of its payment to the applicable Non-Lead Securitization Noteholder, the applicable Non-Lead Securitization Noteholder or Note B Holder (to the extent Note B is no longer included in the Lead Securitization Trust) shall, at the Lead Securitization Noteholder’s (or the Servicer’s on its behalf) request, promptly return that payment to the Lead Securitization Noteholder (or the Servicer on its behalf).

(d)               Each Noteholder agrees that if at any time it shall receive from any sources whatsoever any payment on account of the Mortgage Loan in excess of its distributable share thereof, it will promptly remit such excess to the Lead Securitization Noteholder (or the Servicer on its behalf) subject to this Agreement and the Servicing Agreement. The Lead Securitization Noteholder (or the Servicer on its behalf) shall have the right to offset any amounts due hereunder from any Noteholder with respect to the Mortgage Loan against any future payments due to such Noteholder under the Mortgage Loan, provided, that each Noteholder’s obligations under this Section 8 are separate and distinct obligations from one another and in no event shall the Lead Securitization Noteholder (or the Servicer on its behalf) enforce the obligations of one of the Noteholder against the other Noteholders. Each Noteholder’s obligations under this Section 8 constitute absolute, unconditional and continuing obligations.

Section 9.                Limitation on Liability of the Noteholders. No Noteholder (including any Servicer on a Noteholder’s behalf, but only to the extent that the Servicing Agreement does not impose any other standard upon any Servicer, in which case the Servicing Agreement shall control) shall have any liability to any other Noteholder except with respect to losses actually suffered due to the gross negligence, willful misconduct or breach of this Agreement on the part of such Noteholder.

The Noteholders acknowledge that, subject to the terms and conditions hereof and the obligation of the Lead Securitization Noteholder (including any Servicer) to comply with, and except as otherwise required by, Accepted Servicing Practices, the Lead Securitization Noteholder (including any Servicer) may exercise, or omit to exercise, any rights that the Lead Securitization Noteholder may have under this Agreement and the Servicing Agreement in a manner that may be adverse to the interests of Non-Lead Securitization Noteholders and the Note B Holder and that the Lead Securitization Noteholder (including any Servicer) shall have no liability whatsoever to the Non-Lead Securitization Noteholders or the Note B Holder (to the extent Note B is no longer included in the Lead Securitization Trust) in connection with the Lead Securitization Noteholder’s exercise of rights or any omission by the Lead Securitization Noteholder to exercise such rights other than as described above; provided, however, that the Servicer must act in accordance with Accepted Servicing Practices.

The Noteholders acknowledge that, subject to the terms and conditions hereof and the obligations of the Non-Lead Securitization Noteholders (including any Non-Lead Servicer) to comply with, and except as otherwise required by, Accepted Servicing Practices, the Non-Lead Securitization Noteholders (including any Non-Lead Servicer) may exercise, or omit to exercise, any rights that a Non-Lead Securitization Noteholder may have under this Agreement and the applicable Non-Lead Servicing Agreement in a manner that may be adverse to the interests of the other Noteholders and that each Non-Lead Securitization Noteholder (including

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any Non-Lead Servicer) shall have no liability whatsoever to the other Noteholders in connection with such Non-Lead Securitization Noteholders’ exercise of rights or any omission by the Non-Lead Securitization Noteholders to exercise such rights other than as described above; provided, however, that the Non-Lead Servicer must act in accordance with Accepted Servicing Practices.

To the extent Note B is no longer included in the Lead Securitization Trust, the Lead Securitization Noteholder and the Non-Lead Securitization Noteholders acknowledge that, subject to the terms and conditions hereof, the Note B Holder may exercise, or omit to exercise, any rights that the Note B Holder may have under this Agreement and the Servicing Agreement in a manner that may be adverse to the interests of the Lead Securitization Noteholder or the Non-Lead Securitization Noteholders and that the Note B Holder shall have no liability whatsoever to the Lead Securitization Noteholder and the Non-Lead Securitization Noteholders in connection with the Note B Holder’s exercise of rights or any omission by the Note B Holder to exercise such rights; provided, however, that the Note B Holder shall not be protected against any liability to the Lead Securitization Noteholder and the Non-Lead Securitization Noteholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence.

Section 10.            Bankruptcy. Subject to the provisions of Section 5(g) hereof, each of the Non-Lead Securitization Noteholders and the Note B Holder hereby covenants and agrees that only the Lead Securitization Noteholder (or the Servicer on its behalf) has the right to institute, file, commence, acquiesce, petition under Bankruptcy Code Section 303 or otherwise or join any Person in any such petition or otherwise invoke or cause any other Person to invoke an Insolvency Proceeding with respect to or against the Mortgage Loan Borrower or seek to appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official with respect to the Mortgage Loan Borrower or all or any part of its property or assets or ordering the winding-up or liquidation of the affairs of the Mortgage Loan Borrower. Subject to the provisions of Section 5(g) hereof, each of the Non-Lead Securitization Noteholders and the Note B Holder further agrees that only the Lead Securitization Noteholder, as a creditor, can make any election, give any consent, commence any action or file any motion, claim, obligation, notice or application or take any other action in any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding. Each of the Non-Lead Securitization Noteholders and the Note B Holder hereby appoints the Lead Securitization Noteholder as its agent, and grants to the Lead Securitization Noteholder an irrevocable power of attorney coupled with an interest, and its proxy, for the purpose of exercising any and all rights and taking any and all actions available to each of the Non-Lead Securitization Noteholders and the Note B Holder in connection with any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding, including, without limitation, the right to file and/or prosecute any claim, vote to accept or reject a plan, to make any election under Section 1111(b) of the Bankruptcy Code with respect to the Mortgage Loan, and to file a motion to modify, lift or terminate the automatic stay with respect to the Mortgage Loan. Each of the Non-Lead Securitization Noteholders and the Note B Holder in its capacity as such, hereby agrees that, upon the request of the Lead Securitization Noteholder, such Non-Lead Securitization Noteholder or Note B Holder, as applicable, shall execute, acknowledge and deliver to the Lead Securitization Noteholder all and every such further deeds, conveyances and instruments as the Lead Securitization Noteholder may reasonably request for the better assuring and evidencing of the foregoing appointment and grant. All actions taken by the Servicer in

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connection with any Insolvency Proceeding are subject to and must be in accordance with Accepted Servicing Practices.

Section 11.            [Reserved]

Section 12.            [Reserved]

Section 13.            Representations of the Note B Holder. The Note B Holder represents, and it is specifically understood and agreed, that it is acquiring Note B for its own account in the ordinary course of its business and the Senior Noteholders shall otherwise have no liability or responsibility to the Note B Holder except as expressly provided herein or for actions that are taken or omitted to be taken by the Senior Noteholders that constitute gross negligence or willful misconduct or that constitute a breach of this Agreement. The Note B Holder represents and warrants that the execution, delivery and performance of this Agreement is within its corporate powers, has been duly authorized by all necessary corporate action, and does not contravene its charter or any law or contractual restriction binding upon the Note B Holder, and that this Agreement is the legal, valid and binding obligation of the Note B Holder enforceable against the Note B Holder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law. The Note B Holder represents and warrants that it is duly organized, validly existing, in good standing and possesses of all licenses and authorizations necessary to carry on its business. The Note B Holder represents and warrants that (a) this Agreement has been duly executed and delivered by the Note B Holder, (b) to the Note B Holder’s actual knowledge, all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by the Note B Holder has been obtained or made and (c) to the Note B Holder’s actual knowledge, there is no pending action, suit or proceeding, arbitration or governmental investigation against the Note B Holder, an adverse outcome of which would materially and adversely affect its performance under this Agreement.

The Note B Holder acknowledges that the Senior Noteholders do not owe the Note B Holder any fiduciary duty with respect to any action taken under the Mortgage Loan Documents and, except as provided herein, need not consult with the Note B Holder with respect to any action taken by the Senior Noteholders in connection with the Mortgage Loan.

The Note B Holder expressly and irrevocably waives for itself and any Person claiming through or under the Note B Holder any and all rights that it may have under Section 1315 of the New York Real Property Actions and Proceedings Law or the provisions of any similar law which purports to give a junior loan Noteholder the right to initiate any loan enforcement or foreclosure proceedings.

Section 14.            Representations of the Initial Senior Noteholders. Each of the Senior Noteholders represents and warrants that the execution, delivery and performance of this Agreement is within its corporate powers, has been duly authorized by all necessary corporate

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action, and does not contravene the applicable Senior Noteholder’s charter or any law or contractual restriction binding upon such Senior Noteholder, and that this Agreement is the legal, valid and binding obligation of each Senior Noteholder, enforceable against each of them in accordance with its terms. Each of the Senior Noteholders represents and warrants that it is duly organized, validly existing, in good standing and possession of all licenses and authorizations necessary to carry on its business. Each of the Senior Noteholders represents and warrants that (a) this Agreement has been duly executed and delivered by the applicable Senior Noteholder, (b) to each Senior Noteholder’s actual knowledge, all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by the applicable Senior Noteholder have been obtained or made and (c) to each Senior Noteholder’s actual knowledge, there is no pending action, suit or proceeding, arbitration or governmental investigation against the applicable Senior Noteholder, an adverse outcome of which would materially and adversely affect its performance under this Agreement.

Section 15.            Independent Analysis of the Note B Holder. The Note B Holder acknowledges that it has, independently and without reliance upon the Initial Senior Noteholders, except with respect to the representations and warranties provided by the Initial Senior Noteholders herein, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to purchase the Note B Holder and the Note B Holder accepts responsibility therefor. The Note B Holder hereby acknowledges that, other than the representations and warranties provided herein, the Senior Noteholders have made no representations or warranties with respect to the Mortgage Loan, subject to such representations and warranties as provided by the Senior Noteholders herein, and that the Senior Noteholders shall have no responsibility for (i) the collectibility of the Mortgage Loan, (ii) the validity, enforceability or legal effect of any of the Mortgage Loan Documents or the title insurance policy or policies or any survey furnished or to be furnished to the Senior Noteholders in connection with the origination of the Mortgage Loan, (iii) the validity, sufficiency or effectiveness of the lien created or to be created by the Mortgage Loan Documents, or (iv) the financial condition of the Mortgage Loan Borrower. The Note B Holder assumes all risk of loss in connection with Note B except as specifically set forth herein.

Section 16.            No Creation of a Partnership or Exclusive Purchase Right. Nothing contained in this Agreement, and no action taken pursuant hereto shall be deemed to constitute the relationship created hereby among any of the Noteholders as a partnership, association, joint venture or other entity. No Noteholder shall have no obligation whatsoever to offer to the other Noteholders the opportunity to purchase a participation interest in any future loans originated by such Noteholder or their Affiliates and if any Noteholder chooses to offer to the other Noteholders the opportunity to purchase a participation interest in any future loans originated by such Noteholder or their Affiliates, such offer shall be at such purchase price and interest rate as such Noteholder chooses, in its sole and absolute discretion. No Noteholder shall have any obligation whatsoever to purchase from the other Noteholders a Note interest in any future loans originated by such Noteholders or their Affiliates.

Section 17.            Not a Security. Note B shall not be deemed to be a security within the meaning of the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended.

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Section 18.            Other Business Activities of the Noteholders. Each Noteholder acknowledges that the other Noteholders or their Affiliates may make loans or otherwise extend credit to, and generally engage in any kind of business with, the Mortgage Loan Borrower or any direct or indirect parent or Affiliate thereof, any entity that is a holder of debt secured by direct or indirect ownership interests in the Mortgage Loan Borrower or any Affiliate thereof or any entity that is a holder of a preferred equity interest in the Mortgage Loan Borrower, any principal thereof or any Affiliate thereof (each, a “Mortgage Loan Borrower Related Party”), and receive payments on such other loans or extensions of credit to Mortgage Loan Borrower Related Parties and otherwise act with respect thereto freely and without accountability in the same manner as if this Agreement and the transactions contemplated hereby were not in effect.

Section 19.            Sale of the Notes.

(a)                [Reserved]

(b)               [Reserved]

(c)                In the case of any sale, assignment, transfer or other disposition of a participation interest in a Note, (i) such Noteholder’s obligations under this Agreement shall remain unchanged, (ii) such Noteholder shall remain solely responsible for the performance of such obligations, (iii) the other Noteholders and any Persons acting on its behalf shall continue to deal solely and directly with such Noteholder in connection with such Noteholder’s rights and obligations under this Agreement and the Servicing Agreement, and (iv) all amounts payable hereunder shall be determined as if such Noteholder had not sold such participation interest; provided, however, that if the applicable participant is a Qualified Institutional Lender (and delivers to the other Noteholders a certification from an authorized officer confirming its status as a Qualified Institutional Lender), such Noteholder, by written notice to the other Noteholders, may delegate to such participant such Noteholder’s right to exercise the rights of the Controlling Noteholder hereunder and under the Servicing Agreement.

(d)               The Senior Noteholders shall each have the right to Transfer all or any portion of its respective Note without the prior consent of any other Noteholder to (i) the depositor for a Securitization of all or any portion of such Note and the related Securitization Trust, (ii) prior to the occurrence of a Securitization of all or any portion of such Note, a Qualified Institutional Lender (provided that any Transferee in connection with the Securitization of such Note shall not be required to be a Qualified Institutional Lender) and (iii) after the occurrence of a Securitization of all or any portion of such Note, to any party in accordance with the applicable Pooling and Servicing Agreement, except that such Noteholder shall not Transfer all or any portion of such Note to the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party without obtaining Rating Agency Confirmation with respect to each Securitization and any such Transfer to the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party shall be absolutely null and void and shall vest no rights in the purported transferee; provided that, after a Securitization, if a Senior Noteholder intends to transfer its Note to an entity that is not a Qualified Institutional Lender it must first obtain Rating Agency Confirmation from each Rating Agency rating a Securitization.

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(e)                Notwithstanding any other provision hereof, any Noteholder may pledge (a “Pledge”) its Note to any entity (other than the Mortgage Loan Borrower or any Affiliate thereof) which has extended a credit or repurchase facility to such Noteholder and that is either a Qualified Institutional Lender or a financial institution whose long-term unsecured debt is rated at least “A” (or the equivalent) or better by each Rating Agency (a “Note Pledgee”), on terms and conditions set forth in this Section 19(e), it being further agreed that a financing provided by a Note Pledgee to a Noteholder or any person which Controls such Noteholder that is secured by such Noteholder’s interest in the applicable Note and is structured as a repurchase arrangement, shall qualify as a “Pledge” hereunder, provided that a Note Pledgee which is not a Qualified Institutional Lender may not take title to the pledged Note without (a) prior to a Securitization, the consent of each other Noteholder and, (b) after a Securitization, Rating Agency Confirmation. Upon written notice by the applicable Noteholder to the other Noteholders and any Servicer that a Pledge has been effected (including the name and address of the applicable Note Pledgee), each of the other Noteholders agrees to acknowledge receipt of such notice and thereafter agrees: (i) to give the Note Pledgee written notice of any default by the pledging Noteholder in respect of its obligations under this Agreement of which default such Noteholder has actual knowledge; (ii) to allow such Note Pledgee a period of ten (10) days to cure a default by the pledging Noteholder in respect of its obligations to the other Noteholder hereunder, but such Note Pledgee shall not be obligated to cure any such default; (iii) that no amendment, modification, waiver or termination of this Agreement shall be effective against such Note Pledgee without the written consent of such Note Pledgee, which consent shall not be unreasonably withheld, conditioned or delayed; (iv) that such other Noteholder shall give to such Note Pledgee copies of any notice of default under this Agreement simultaneously with the giving of same to the pledging Noteholder and accept any cure thereof by such Note Pledgee which such pledging Noteholder has the right (but not the obligation) to effect hereunder, as if such cure were made by such pledging Noteholder; (v) that such other Noteholder shall deliver to Note Pledgee such estoppel certificate(s) as Note Pledgee shall reasonably request, provided that any such certificate(s) shall be in a form reasonably satisfactory to such other Noteholder; and (vi) that, upon written notice (a “Redirection Notice”) to the other Noteholders and any Servicer by such Note Pledgee that the pledging Noteholder is in default, beyond any applicable cure periods, under the pledging Noteholder’s obligations to such Note Pledgee pursuant to the applicable credit agreement between the pledging Noteholder and such Note Pledgee (which notice need not be joined in or confirmed by the pledging Noteholder), and until such Redirection Notice is withdrawn or rescinded by such Note Pledgee, Note Pledgee shall be entitled to receive any payments that any Noteholder or Servicer would otherwise be obligated to pay to the pledging Noteholder from time to time pursuant to this Agreement or any Servicing Agreement. Any pledging Noteholder hereby unconditionally and absolutely releases the other Noteholders and any Servicer from any liability to the pledging Noteholder on account of any Noteholder’s or Servicer’s compliance with any Redirection Notice believed in good faith by any Servicer or any such other Noteholder to have been delivered by a Note Pledgee. Note Pledgee shall be permitted to exercise fully its rights and remedies against the pledging Noteholder to such Note Pledgee (and accept an assignment in lieu of foreclosure as to such collateral), in accordance with applicable law and this Agreement. In such event, the Noteholders and any Servicer shall recognize such Note Pledgee (and any transferee other than the Mortgage Loan Borrower or any Affiliate thereof which is also a Qualified Institutional Lender at any foreclosure or similar sale held by such Note Pledgee or any transfer in lieu of foreclosure), and

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its successor and assigns, as the successor to the pledging Noteholder’s rights, remedies and obligations under this Agreement, and any such Note Pledgee or Qualified Institutional Lender shall assume in writing the obligations of the pledging Noteholder hereunder accruing from and after such Transfer (i.e., realization upon the collateral by such Note Pledgee) and agrees to be bound by the terms and provisions of this Agreement. The rights of a Note Pledgee under this Section 19(e) shall remain effective as to any Noteholder (and any Servicer) unless and until such Note Pledgee shall have notified any such Noteholder (and any Servicer, as applicable) in writing that its interest in the pledged Note has terminated.

(f)                Notwithstanding any provisions herein to the contrary, if a conduit (“Conduit”) which is not a Qualified Institutional Lender provides financing to a Noteholder then such Noteholder shall have the right to grant a security interest in its Note to such Conduit notwithstanding that such Conduit is not a Qualified Institutional Lender, if the following conditions are satisfied:

(i)            The loan (the “Conduit Inventory Loan”) made by the Conduit to such Noteholder to finance the acquisition and holding of its Note will require a third party (the “Conduit Credit Enhancer”) to provide credit enhancement;

(ii)            The Conduit Credit Enhancer and conduit manager (if Moody’s rates the Securitization) will be a Qualified Institutional Lender;

(iii)            Such Noteholder will pledge (or sell, transfer or assign as part of a repurchase facility) its interest in the applicable Note to the Conduit as collateral for the Conduit Inventory Loan;

(iv)            The Conduit Credit Enhancer and the Conduit will agree that, if such Noteholder defaults under the Conduit Inventory Loan, or if the Conduit is unable to refinance its outstanding commercial paper even if there is no default by such Noteholder, the Conduit Credit Enhancer will purchase the Conduit Inventory Loan from the Conduit, and the Conduit will assign the pledge of such Noteholder’s Note to the Conduit Credit Enhancer; and

(v)            Unless the Conduit is in fact then a Qualified Institutional Lender, the Conduit will not, without obtaining the consent of each other Noteholder, have any greater right to acquire the interests in the Note pledged by such Noteholder, by foreclosure or otherwise, than would any other purchaser that is not a Qualified Institutional Lender at a foreclosure sale conducted by a Note Pledgee.

Section 20.            Registration of Transfer. In connection with any Transfer of a Note (but excluding any Pledgee unless and until it realizes on its Pledge), a transferee shall execute an assignment and assumption agreement whereby such transferee assumes all of the obligations of the applicable Noteholder hereunder with respect to such Note thereafter accruing and agrees to be bound by the terms of this Agreement, including the restriction on Transfers set forth in Section 19, from and after the date of such assignment. Notwithstanding the preceding sentence, a Trustee shall not be required to execute an assignment and assumption agreement in connection with any Transfer of a Note if the obligations are assumed pursuant to the Servicing Agreement.

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No transfer of a Note may be made unless it is registered on the Note Register, and the Agent shall not recognize any attempted or purported Transfer of any Note in violation of the provisions of Section 19 and this Section 20. Any such purported Transfer shall be absolutely null and void and shall vest no rights in the purported transferee. Each Noteholder desiring to effect such Transfer shall, and does hereby agree to, indemnify the Agent and any other Noteholder against any liability that may result if the Transfer is not made in accordance with the provisions of this Agreement. Upon a Securitization of the Lead Securitization Note, the Certificate Administrator shall automatically become and be the Agent.

Section 21.            Registration of Notes. The Agent shall keep or cause to be kept at the Agent Office books (the “Note Register”) for the registration and transfer of the Notes. The Agent shall serve as the initial Note registrar and the Agent hereby accepts such appointment. The names and addresses of the holders of the Notes and the names and addresses of any transferee of any Note of which the Agent has received notice, in the form of a copy of the assignment and assumption agreement referred to in Section 20, shall be registered in the Note Register. The Person in whose name a Note is so registered shall be deemed and treated as the sole owner and holder thereof for all purposes of this Agreement, except in the case of the Initial Noteholders who may hold their Notes through a nominee. Upon request of a Noteholder, the Agent shall provide such party with the names and addresses of the Noteholders. To the extent another party is appointed as Agent hereunder, the Noteholders hereby designate such person as its agent under this Section 21 solely for purposes of maintaining the Note Register.

Section 22.            Statement of Intent. The Agent and each Noteholder intend that the Notes be classified and maintained as a grantor trust under subpart E, part I of subchapter J of chapter 1 of the Code that is a fixed investment trust within the meaning of Treasury Regulation §301.7701-4(c), and the parties will not take any action inconsistent with such classification. It is neither the purpose nor the intent of this Agreement to create a partnership, joint venture, “taxable mortgage pool” or association taxable as a corporation among the parties.

Section 23.            No Pledge. This Agreement shall not be deemed to represent a pledge of any interest in any Mortgage Loan by any Noteholder to another Noteholder. To the extent Note B is no longer included in the Lead Securitization Trust, except as otherwise provided in this Agreement and the Servicing Agreement, the Note B Holder shall not have any interest in any property taken as security for any Mortgage Loan, provided, however, that if any such property or the proceeds of any sale, lease or other disposition thereof shall be received, then the Note B Holder shall be entitled to receive its share of such application in accordance with the terms of this Agreement and/or the Servicing Agreement.

Section 24.            Cooperation in Securitization.

(a)                Each Noteholder acknowledges that any Noteholder may elect, in its sole discretion, and at its sole cost and expense, to include its Note in a Securitization. In connection with a Securitization and subject to the terms of the preceding sentence, (x) at the request of the securitizing Noteholder, each non-securitizing Noteholder shall use commercially reasonable efforts, at the securitizing Noteholder’s expense, to satisfy, and to cooperate with the securitizing Noteholder in attempting to cause the Mortgage Loan Borrower to satisfy, the market standards to which such securitizing Noteholder customarily adheres or which may be reasonably required

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in the marketplace or by the Rating Agencies in connection with the Securitization, including, entering into (or consenting to, as applicable) any modifications to this Agreement or the Mortgage Loan Documents and to cooperate with the securitizing Noteholder in attempting to cause the Mortgage Loan Borrower to execute such modifications to the Mortgage Loan Documents, in any such case, as may be reasonably requested by the Rating Agencies to effect the Securitization; provided, however, that no non-securitizing Noteholder shall be required to modify or amend this Agreement or any Mortgage Loan Documents (or consent to such modification, as applicable) in connection therewith, if such modification or amendment would (i) change the interest allocable to, or the amount of any payments due to or priority of such payments, such Noteholder or (ii) increase such Noteholder’s obligations (other than to an immaterial extent) or decrease such Noteholder’s rights, remedies or protections (other than to an immaterial extent). In connection with the Securitization, each non-securitizing Noteholder shall, at the sole cost and expense of the securitizing Noteholder, to provide for inclusion in any disclosure document relating to the related Securitization such information concerning such non-securitizing Noteholder and the other Notes as the securitizing Noteholder reasonably determines to be necessary or appropriate; and (y) each non-securitizing Noteholder shall cooperate, at the sole cost and expense of the securitizing Noteholder, with the reasonable requests of each Rating Agency and the securitizing Noteholder in connection with the Securitization, as well as in connection with all other matters and the preparation of any offering documents thereof and to review and respond reasonably promptly with respect to any information relating to it and the other Notes in any Securitization document. Each Noteholder acknowledges that any information provided by it to a securitizing Noteholder may be incorporated into the offering documents for a Securitization. Each securitizing Noteholder and each Rating Agency shall be entitled to rely on the information supplied by, or on behalf of, the non-securitizing Noteholders.

(b)               A securitizing Noteholder may, at its election, deliver to the other Noteholders drafts of the preliminary and final Securitization offering memoranda, prospectus supplement, free writing prospectus and any other disclosure documents and the servicing agreement at such time as it deems necessary or appropriate in connection with the Securitization of the related Note. Each of the non-securitizing Noteholders may, at its election, review and comment thereon insofar as it relates to such Noteholder or its Note, and, if such non-securitizing Noteholder elects to review and comment, such non-securitizing Noteholder shall review and comment thereon as soon as possible but in no event later than two (2) Business Days of its receipt thereof (or five (5) Business Days after receipt, in the case of the first draft thereof delivered to such non-securitizing Noteholder) and if such non-securitizing Noteholder fails to respond within such time, such non-securitizing Noteholder shall be deemed to have elected to not comment thereon, provided that if such non-securitizing Noteholder elects to review and comment, any such review and comments with respect to the final draft distributed in connection with the preparation of the preliminary and final offering memoranda for printing shall be made no later than 9:00 am, New York City time, on the Business Day following its receipt thereof and if such non-Securitizing Noteholder fails to respond by such time, such non-Securitizing Noteholder shall be deemed to have elected to not comment thereon. In the event of any disagreement between such non-Securitizing Noteholder with respect to the preliminary and final offering memoranda, prospectus supplement, free writing prospectus or any other disclosure documents the Securitizing Noteholder’s determination shall control. A non-Securitizing Noteholder has no obligation and shall have no liability with respect to any such offering

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documents other than the accuracy of any comments it elects to make or refrain from making, regarding itself.

(c)                Notwithstanding anything herein to the contrary, each Senior Noteholder acknowledge and agree that to the extent Note B is no longer included in the Lead Securitization Trust (i) the Note B Holder shall not be required to incur any out-of-pocket expenses in connection with a Securitization of the Senior Notes and (ii) the Note B Holder shall not be required to disclose any beneficial owner of a managed account on behalf of which it is holding Note B.

Section 25.            Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 26.            Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)                SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b)               CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c)                AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH A PARTY HEREIN SHALL HAVE BEEN NOTIFIED; AND

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(d)               AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

Section 27.            Modifications. This Agreement shall not be modified, cancelled or terminated except by an instrument in writing signed by the parties hereto (other than as set forth in Section 5(b)). Additionally, from and after a Securitization, this Agreement may not be modified in any manner that is materially adverse to the Senior Noteholders unless a Rating Agency Confirmation has been delivered with respect to each Securitization, except that no Rating Agency Confirmation shall be required in connection with a modification pursuant to Section 40 or to cure any ambiguity or to correct or supplement any provision herein that may be defective or inconsistent with any other provisions herein or with the Servicing Agreement.

Section 28.            Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Except as provided herein, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party hereto. Subject to Section 19, each Noteholder may assign or delegate its rights or obligations under this Agreement. Upon any such assignment, the assignee shall be entitled to all rights and benefits of the Senior Noteholders or the Note B Holder, as applicable, hereunder, including, without limitation, the right to make further assignments and grant additional Notes.

Section 29.            Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

Section 30.            Captions. The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of the paragraphs and shall not be given any consideration in the construction of this Agreement.

Section 31.            Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 32.            Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter contained in this Agreement and supersedes all prior agreements, understandings and negotiations between the parties.

Section 33.            Withholding Taxes.

(a)                If the Lead Securitization Noteholder or the Mortgage Loan Borrower shall be required by law to deduct and withhold Taxes from interest, fees or other amounts

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payable to any Non-Lead Securitization Noteholder or the Note B Holder with respect to the Mortgage Loan as a result of any Non-Lead Securitization Noteholder or the Note B Holder constituting a Non-Exempt Person, the Lead Securitization Noteholder, in its capacity as Servicer, shall be entitled to do so with respect to such Non-Lead Securitization Noteholder’s or the Note B Holder’s interest in such payment (all withheld amounts being deemed paid to such Noteholder), provided that the Lead Securitization Noteholder shall furnish such Noteholder with a statement setting forth the amount of Taxes withheld, the applicable rate and other information which may reasonably be requested for purposes of assisting such Noteholder to seek any allowable credits or deductions for the Taxes so withheld in each jurisdiction in which such Noteholder is subject to tax.

(b)               Each Non-Lead Securitization Noteholder (to the extent it is not the same entity as the Lead Securitization Noteholder) and, to the extent Note B is no longer included in the Lead Securitization Trust, the Note B Holder shall and hereby agree to indemnify the Lead Securitization Noteholder against and hold the Lead Securitization Noteholder harmless from and against any Taxes, interest, penalties and reasonable attorneys’ fees and disbursements arising or resulting from any failure of the Lead Securitization Noteholder (or the Servicer on its behalf) to withhold Taxes from payment made to such Non-Lead Securitization Noteholder or the Note B Holder in reliance upon any representation, certificate, statement, document or instrument made or provided by such Non-Lead Securitization Noteholder or the Note B Holder to the Lead Securitization Noteholder in connection with the obligation of the Lead Securitization Noteholder to withhold Taxes from payments made to such Noteholders, it being expressly understood and agreed that (i) the Lead Securitization Noteholder shall be absolutely and unconditionally entitled to accept any such representation, certificate, statement, document or instrument as being true and correct in all respects and to fully rely thereon without any obligation or responsibility to investigate or to make any inquiries with respect to the accuracy, veracity, correctness or validity of the same and (ii) each Non-Lead Securitization Noteholder and the Note B Holder shall, upon request of the Lead Securitization Noteholder and at its sole cost and expense, defend any claim or action relating to the foregoing indemnification using counsel reasonably acceptable to the Lead Securitization Noteholder.

(c)                Each Non-Lead Securitization Noteholder (to the extent it is not the same entity as the Lead Securitization Noteholder) and, to the extent Note B is no longer included in the Lead Securitization Trust, Note B Holder represents to the Lead Securitization Noteholder (for the benefit of the Mortgage Loan Borrower) that it is not a Non-Exempt Person. Contemporaneously with the execution of this Agreement and from time to time as necessary during the term of this Agreement, the Non-Lead Securitization Noteholders (to the extent it is not the same entity as the Lead Securitization Noteholder) and, to the extent Note B is no longer included in the Lead Securitization Trust, the Note B Holder shall deliver to the Lead Securitization Noteholder or Servicer, as applicable, evidence satisfactory to the Lead Securitization Noteholder substantiating that such Noteholder is not a Non-Exempt Person and that the Lead Securitization Noteholder is not obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise under this Agreement. Without limiting the effect of the foregoing, (i) if such Noteholder is created or organized under

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the laws of the United States, any state thereof or the District of Columbia, it shall satisfy the requirements of the preceding sentence by furnishing to the Lead Securitization Noteholder an Internal Revenue Service Form W-9 and (ii) if such Noteholder is not created or organized under the laws of the United States, any state thereof or the District of Columbia, and if the payment of interest or other amounts by the Mortgage Loan Borrower is treated for United States income tax purposes as derived in whole or part from sources within the United States, such Noteholder shall satisfy the requirements of the preceding sentence by furnishing to the Lead Securitization Noteholder Internal Revenue Service Form W-8ECI, Form W-8IMY (with appropriate attachments) or Form W-8BEN, or successor forms, as may be required from time to time, duly executed by such Noteholder, as evidence of such Noteholder’s exemption from the withholding of United States tax with respect thereto. The Lead Securitization Noteholder shall not be obligated to make any payment hereunder to any Non-Lead Securitization Noteholders or the Note B Holder in respect of their respective Notes or otherwise until such Noteholder shall have furnished to the Lead Securitization Noteholder the requested forms, certificates, statements or documents.

Section 34.            Custody of Mortgage Loan Documents. The originals of all of the Mortgage Loan Documents (other than the Non-Lead Securitization Notes) and, to the extent Note B is no longer included in the Lead Securitization Trust, will be held by the Lead Securitization Noteholder (or a custodian acting on behalf of the Lead Securitization Noteholder) on behalf of the registered holders of the Notes.

Section 35.            [Reserved]

Section 36.            Notices. All notices required hereunder shall be given by (i) telephone (confirmed promptly in writing) or shall be in writing and personally delivered, (ii) sent by facsimile transmission (during business hours) if the sender on the same day sends a confirming copy of such notice by reputable overnight delivery service (charges prepaid), (iii) reputable overnight delivery service (charges prepaid) or (iv) certified United States mail, postage prepaid return receipt requested, and addressed to the respective parties at their addresses set forth on Exhibit B hereto, or at such other address as any party shall hereafter inform the other party by written notice given as aforesaid. All written notices so given shall be deemed effective upon receipt.

All notices and reports (including, without limitation, Asset Status Reports) required to be delivered hereunder by the Lead Securitization Noteholder (or the Servicer on its behalf) to the Controlling Noteholder (or its Controlling Noteholder Representative), or by the Controlling Noteholder (or its Controlling Noteholder Representative) to the Lead Securitization Noteholder (or the Servicer on its behalf), shall also be delivered by the applicable party to the other Noteholders.

Section 37.            Broker. Each Noteholder represents to each other Noteholder that no broker was responsible for bringing about this transaction.

Section 38.            Certain Matters Affecting the Agent.

(a)                The Initial Agent is hereby appointed to serve as the Agent in accordance with the terms of this Agreement and shall serve in such capacity until a successor Agent is appointed in accordance with the terms of this Agreement;

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(b)               The Agent may request and/or rely upon and shall be protected in acting or refraining from acting upon any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 20;

(c)                The Agent may consult with counsel and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

(d)               The Agent shall be under no obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders pursuant to the provisions of this Agreement, unless it has received indemnity reasonably satisfactory to it;

(e)                The Agent or any of its directors, officers, employees, Affiliates, agents or “control” persons within the meaning of the Act, shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by the Agent to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(f)                The Agent shall not be bound to make any investigation into the facts or matters stated in any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 20; and

(g)               The Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys but shall not be relieved of its obligations hereunder.

Section 39.            Termination of Agent. The Agent may be terminated at any time upon ten (10) days prior written notice from the Lead Securitization Noteholder. In the event that the Agent is terminated pursuant to this Section 39, all of its rights and obligations under this Agreement shall be terminated, other than any rights or obligations that accrued prior to the date of such termination.

The Agent may resign at any time on ten (10) days’ prior notice, so long as a successor Agent, reasonably satisfactory to the Noteholders (it being agreed that the Servicer, the Trustee or a Certificate Administrator in a Securitization is satisfactory to the Noteholders), has agreed to be bound by this Agreement and perform the duties of the Agent hereunder. SGFC, as Initial Agent, may transfer its rights and obligations to the Servicer, the Trustee or the Certificate Administrator, as successor Agent, at any time without the consent of any Noteholder. Notwithstanding the foregoing, the Noteholders hereby agree that, simultaneously with the closing of the Lead Securitization, the Certificate Administrator shall be deemed to have been automatically appointed as the successor Agent under this Agreement in place of SGFC without any further notice or other action. The termination or resignation of such Certificate Administrator, as Certificate Administrator under the Servicing Agreement, shall be deemed a termination or resignation of such Certificate Administrator as Agent under this Agreement, and any successor certificate administrator shall be deemed to have been automatically appointed as the successor Agent under this Agreement in place thereof without any further notice or other action.

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Section 40.            Resizing. For so long as any Non-Lead Securitization Note is not in a Securitization, the related Noteholder shall have the right, subject to the terms of the Mortgage Loan Documents, to cause the Borrower to execute amended and restated notes or additional notes (in either case, “New Notes”), reallocating the principal of such Note among New Notes; reducing the Interest Rates of such New Notes or severing such Note into one or more further “component” notes in an aggregate principal amount equal to the then outstanding principal balance of such Note, provided that (i) the aggregate principal balance of the New Notes following such amendments is no greater than the principal balance of such Note prior to such amendments, (ii) all such New Notes continue to have the same or a lower interest rate as such Note prior to such amendments, (iii) all such New Notes pay pro rata and on a pari passu basis and such reallocated or component notes shall be automatically subject to the terms of this Agreement and (iv) the Noteholder holding such New Notes shall notify the parties to the Servicing Agreement in writing of such modified allocations and principal amounts. In connection with the foregoing, (1) the Master Servicer is hereby authorized to execute amendments to the Mortgage Loan Agreement and this Agreement (or to amend and restate the Mortgage Loan Agreement and this Agreement) on behalf of any or all of the Holders solely for the purpose of reflecting such reallocation of principal, reduction of Interest Rates or such severing of such Note, (2) if such Note is severed into “component” notes, such component notes shall each have their same rights as the respective original Note and (3) the definition of the term “Securitization” and all of the related defined terms may be amended (and new terms added, as necessary) to reflect the New Notes. Rating Agency Confirmation shall not be required for any amendments to this Agreement required to facilitate the terms of this Section 40.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Initial Noteholders have caused this Agreement to be duly executed as of the day and year first above written.

SOCIETE GENERALE FINANCIAL CORPORATION, as Initial Note A-1A Holder and Initial Agent

By:	/s/ Kevin Kelley
Name: Kevin Kelley
Title: Vice President

SOCIETE GENERALE FINANCIAL CORPORATION, as Initial Note A-1B Holder

By:	/s/ Kevin Kelley
Name: Kevin Kelley
Title: Vice President

SOCIETE GENERALE FINANCIAL CORPORATION, as Initial Note A-1C Holder

By:	/s/ Kevin Kelley
Name: Kevin Kelley
Title: Vice President

SOCIETE GENERALE FINANCIAL CORPORATION, as Initial Note A-1D Holder

By:	/s/ Kevin Kelley
Name: Kevin Kelley
Title: Vice President

SGCMS 2019-PREZ – CO-LENDER AGREEMENT

SOCIETE GENERALE FINANCIAL CORPORATION, as Initial Note A-1E Holder

By:	/s/ Kevin Kelley
Name: Kevin Kelley
Title: Vice President

SOCIETE GENERALE FINANCIAL CORPORATION, as Initial Note A-1F Holder

By:	/s/ Kevin Kelley
Name: Kevin Kelley
Title: Vice President

SOCIETE GENERALE FINANCIAL CORPORATION, as Initial Note B Holder

By:	/s/ Kevin Kelley
Name: Kevin Kelley
Title: Vice President

SGCMS 2019-PREZ – CO-LENDER AGREEMENT

EXHIBIT A

MORTGAGE LOAN SCHEDULE

A.       Description of Mortgage Loan:

Mortgage Loan Agreement:	Loan Agreement, dated as of September 6, 2019, between the Lender and the Mortgage Loan Borrower
Mortgage Loan Borrower:	Post Presidential Property Owner, LLC and Post Monroe Property Owner LLC, individually and collectively
Date of the Mortgage Loan Agreement and the Mortgage:	September 6, 2019
Initial Principal Amount of Mortgage Loan:	$217,600,000
Location of Mortgaged Property:	Philadelphia, Pennsylvania
Stated Maturity Date:	The Payment Date in September 2029

B.       Description of Note Interests:

Initial Note A-1A Principal Balance:	$57,000,000
Initial Note A-1B Principal Balance:	$25,000,000
Initial Note A-1C Principal Balance:	$15,000,000
Initial Note A-1D Principal Balance:	$10,000,000
Initial Principal Balance of Note A-1E:	$5,000,000
Initial Principal Balance of Note A-1F:	$5,000,000
Initial Principal Balance of Note B:	$100,600,000
Initial Note A-1A Rate:	3.498161764705880%
Initial Note A-1B Rate:	3.498161764705880%

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Initial Note A-1C Rate:	3.498161764705880%
Initial Note A-1D Rate:	3.498161764705880%
Initial Note A-1E Rate:	3.498161764705880%
Initial Note A-1F Rate:	3.498161764705880%
Initial Note B Rate:	3.498161764705880%

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EXHIBIT B

Initial Note A-1A Holder:
Societe Generale Financial Corporation

Notice Address:
Societe Generale Financial Corporation
245 Park Avenue
New York, New York 10167
Attention: Jim Barnard

with a copy to:

Societe Generale Financial Corporation
245 Park Avenue, 11th Floor
New York, New York 10167
Attention: General Counsel

Initial Note A-1B Holder:
Societe Generale Financial Corporation

Notice Address:
Societe Generale Financial Corporation
245 Park Avenue
New York, New York 10167
Attention: Jim Barnard

with a copy to:

Societe Generale Financial Corporation
245 Park Avenue, 11th Floor
New York, New York 10167
Attention: General Counsel

Initial Note A-1C Holder:
Societe Generale Financial Corporation

Notice Address:
Societe Generale Financial Corporation
245 Park Avenue
New York, New York 10167
Attention: Jim Barnard

with a copy to:

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Societe Generale Financial Corporation
245 Park Avenue, 11th Floor
New York, New York 10167
Attention: General Counsel

Initial Note A-1D Holder:
Societe Generale Financial Corporation

Notice Address:
Societe Generale Financial Corporation
245 Park Avenue
New York, New York 10167
Attention: Jim Barnard

with a copy to:

Societe Generale Financial Corporation
245 Park Avenue, 11th Floor
New York, New York 10167
Attention: General Counsel

Initial Note A-1E Holder:
Societe Generale Financial Corporation

Notice Address:
Societe Generale Financial Corporation
245 Park Avenue
New York, New York 10167
Attention: Jim Barnard

with a copy to:

Societe Generale Financial Corporation
245 Park Avenue, 11th Floor
New York, New York 10167
Attention: General Counsel

Initial Note A-1F Holder:
Societe Generale Financial Corporation

Notice Address:
Societe Generale Financial Corporation
245 Park Avenue
New York, New York 10167
Attention: Jim Barnard

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with a copy to:

Societe Generale Financial Corporation
245 Park Avenue, 11th Floor
New York, New York 10167
Attention: General Counsel

Initial Note B Holder:
Societe Generale Financial Corporation

Notice Address:
Societe Generale Financial Corporation
245 Park Avenue
New York, New York 10167
Attention: Jim Barnard

with a copy to:

Societe Generale Financial Corporation
245 Park Avenue, 11th Floor
New York, New York 10167
Attention: General Counsel

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EXHIBIT C

PERMITTED FUND MANAGERS

1.	Alliance Bernstein
2.	Annaly Capital Management
3.	Apollo Global Real Estate
4.	Archon Capital, L.P.
5.	AREA Property Partners
6.	Artemis Real Estate Partners
7.	BlackRock, Inc.
8.	The Blackstone Group International Ltd.
9.	Capital Trust, Inc.
10.	Capstone Asset Management
11.	The Carlyle Group
12.	Clarion Partners
13.	Colony Capital, Inc. / Colony Financial, Inc.
14.	CreXus Investment Corporation/Annaly Capital Management
15.	DLJ Real Estate Capital Partners
16.	Dune Real Estate Partners
17.	Eightfold Real Estate Capital, L.P.
18.	Five Mile Capital Partners
19.	Fortress Investment Group LLC
20.	Garrison Investment Group
21.	Goldman, Sachs & Co.
22.	H/2 Capital Partners LLC

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23.	Hudson Advisors
24.	Investcorp International
25.	iStar Financial Inc.
26.	J.E. Roberts Companies
27.	J.P. Morgan Investment Management Inc.
28.	JER Partners
29.	Libermax Capital LLC
30.	LoanCore Capital
31.	Lonestar Funds
32.	Lowe Enterprises
33.	Normandy Real Estate Partners
34.	Och-Ziff Capital Management Group/ OZ Management, L.P./ OZ Management II., L.P.
35.	One William Street Capital Management, L.P.
36.	Praedium Group
37.	Raith Capital Partners, LLC
38.	Rialto Capital Management, LLC
39.	Rialto Capital Partners LLC
40.	Rimrock Capital Management LLC
41.	Rockpoint Group
42.	Rockwood
43.	RREEF Funds
44.	Square Mile Capital Management LLC
45.	Starwood Capital/Starwood Financial Trust
46.	Torchlight Investors
47.	Walton Street Capital, LLC
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48.	Westbrook Partners
49.	WestRiver Capital
50.	Wheelock Street Capital
51.	Whitehall Street Real Estate Fund, L.P.
52.	USAA Real Estate Company
53.	Teachers Insurance and Annuity Association of America

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SCHEDULE I

The Servicing Agreement shall:

(i)            provide that the Master Servicer and Trustee shall be required to notify the servicer and trustee of each other Securitization of the amount of any P&I Advance it has made with respect to the Lead Securitization Note within two Business Days of making such advance;

(ii)            provide that if the Master Servicer or Trustee determines that a proposed P&I Advance, if made, or any outstanding P&I Advance previously made, would be, or is, as applicable, a nonrecoverable advance, the Master Servicer shall provide the other servicers written notice of such determination within two Business Days after such determination was made;

(iii)            provide that the Master Servicer shall remit all payments received (or advanced) with respect to any Non-Lead Securitization Note, net of its Servicing Fee and any other applicable fees and reimbursements payable to the Master Servicer, the Special Servicer and the Trustee, to the applicable Non-Lead Securitization Noteholder on the applicable Master Servicer Remittance Date; provided that, for the avoidance of doubt, any late collections received by the Master Servicer after the related due date under the Mortgage Loan shall be remitted in accordance with clause (vii) below;

(iv)            provide that the Master Servicer agrees to make available to each master servicer under a Non-Lead Servicing Agreement CREFC® Investor Reporting Package pursuant to the terms of the Servicing Agreement on a monthly basis;

(v)            provide that the Master Servicer, any primary servicer, the Special Servicer and the Trustee, Certificate Administrator or other party acting as custodian for the Lead Securitization shall be required to deliver (and shall be required to cause each other servicer and servicing function participant (within the meaning of Items 1123 and 1122, respectively, of Regulation AB) retained or engaged by it to deliver), to the parties to any Non-Lead Servicing Agreement, at its own expense, in a timely manner, the reports, certifications, compliance statements, accountants’ assessments and attestations, information to be included in reports (including, without limitation, Form 15G, Form 10K, Form 10D, Form 8K), and other materials specified in each of the Non-Lead Servicing Agreements as the parties to each other Securitization may require in order to comply with their obligations under the Securities Act of 1933, as amended, Securities Exchange Act of 1934 (including Rule 15Ga-1), as amended, and Regulation AB, and any other applicable law. Without limiting the generality of the foregoing, if applicable, the Lead Securitization Noteholder shall provide in a timely manner to the depositor and the trustee for any prior Securitization a copy of the Servicing Agreement and each Servicer (at the expense of the Lead Securitization Noteholder) will be required, upon prior written request, to provide to the depositor and the trustee for any prior Securitization any other information required to comply in a timely manner with applicable filing requirements under Items 1.01 and 6.02 of Form 8-K, any other

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disclosure information required pursuant to Regulation AB in a timely manner for inclusion in any disclosure document (and, with respect to the Servicing Agreement, for filing under Form 8-K), and with respect to the Servicers, upon prior written request, market indemnification agreements, opinions and Regulation AB compliance letters as were or are being delivered with respect to the Lead Securitization. As used in this Agreement, “Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100 229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the United States Securities and Exchange Commission (the “Commission”) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time, in each case as effective from time to time as of the compliance dates specified therein. The Master Servicer, any primary servicer and the Special Servicer, upon prior written request, shall each be required to provide certification and indemnification to each Certifying Person with respect to the Sarbanes-Oxley Certification (or analogous terms) as such terms are defined in the related Non-Lead Servicing Agreements;

(vi)            provide that the servicing duties of each of the Master Servicer and Special Servicer under the Servicing Agreement shall include the duty to service each Non-Lead Securitization Note on behalf of the related trustees and related certificate holders in accordance with the terms and provisions of this Agreement;

(vii)            provide that any late collections received by the Master Servicer from a Mortgage Loan borrower for which a P&I Advance has already been paid by a master servicer or trustee under a Non-Lead Servicing Agreement shall be remitted by the Master Servicer to such master servicer or trustee under a Non-Lead Servicing Agreement, as applicable, within two Business Days of receipt of properly identified and available funds; provided, however, that to the extent any such amounts are received after 3:00 p.m. Eastern time on any given Business Day, the Master Servicer shall use commercially reasonable efforts to remit such later collections to the Non-Lead Master Servicer within two Business Days of receipt of properly identified and available funds but, in any event, the Master Servicer shall remit such amounts within two Business Days of receipt of properly identified and available funds;

(viii)            provide that the Non-Lead Securitization Noteholders are intended third-party beneficiaries in respect of the rights afforded it under the Servicing Agreement and each master servicer under a Non-Lead Servicing Agreement will be entitled to enforce the rights of the related Trustee with respect to such Non-Lead Securitization Note under this Agreement and the Servicing Agreement;

(ix)            provide that each master servicer and special servicer under any Non-Lead Servicing Agreement shall be a third-party beneficiary of the Servicing Agreement with respect to all provisions therein expressly relating to compensation, reimbursement or indemnification of such master servicer or special servicer, as the case may be, and the provisions regarding coordination of Advances;

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(x)            provide that it shall not be amended in a manner that materially and adversely affects the rights of the Non-Lead Securitization Noteholders without their consent;

(xi)            satisfy Moody’s rating methodology as of the Securitization Date related to permitted investments and eligible accounts applicable to securities rated “Aaa” by Moody’s;

(xii)            provide that, in connection with (A) any amendment of the Servicing Agreement, a party to such Servicing Agreement is required to provide a copy of the executed amendment to the depositor under each related Non-Lead Servicing Agreement and one or more parties to the related Non-Lead Servicing Agreement (which may be by e-mail), together with a copy of such amendment in electronic format, no later than one Business Day following the effective date of such amendment, and (B) the termination, resignation and/or replacement of the Master Servicer or Special Servicer under the Servicing Agreement, the replacement “master servicer” or replacement “special servicer”, as applicable, is required to provide to the depositor under each related Non-Lead Servicing Agreement and one or more parties to the related Non-Lead Servicing Agreement all disclosure about itself that is required to be included in Form 8-K no later than the date of effectiveness thereof;

(xiii)            provide that “servicer termination events” (or any analogous term under the Servicing Agreement) include customary market termination events with respect to failure to make advances, failure to remit payments to the Non-Lead Securitization Noteholders as required, failure to deliver (or cause to be delivered) materials or information required in order for the Non-Lead Securitization Noteholders or the depositor under a related Non-Lead Servicing Agreement to timely comply with its obligations under the Exchange Act, the Securities Act or Form SF-3, and for rating agency triggers with respect to any certificates, subject to customary grace periods (provided that, in the case of failures related to the securities laws, such grace periods will not cause a depositor under a Non-Lead Servicing Agreement to fail to comply with the applicable provisions of such securities laws); and

(xiv)            provide that if a Non-Lead Securitization Note becomes the subject of an “asset review” under a Non-Lead Servicing Agreement, the applicable parties to the Servicing Agreement are required to reasonably cooperate with the related asset representations reviewer or other applicable party to such Non-Lead Servicing Agreement in connection with such asset review, including with respect to providing access to related underlying documents to the extent the asset representations reviewer or such other applicable party to the Non-Lead Servicing Agreement has not obtained such documents from the related Non-Lead Securitization Noteholder and such documents are in the possession of the applicable party to the Servicing Agreement.

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